CREDIT AGREEMENT
Dated as of March 22, 2019

among
PHILLIPS 66 PARTNERS LP,
PHILLIPS 66 PARTNERS HOLDINGS LLC,
The Lenders Party Hereto,
and
Bank of Montreal,
as Administrative Agent
BMO Capital Markets and Wells Fargo Bank, National Association,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS 1

Section 1.1	Defined Terms 1

Section 1.2	Other Definitional Provisions. 21

Section 1.3	Accounting Terms; GAAP 22

ARTICLE 2.	AMOUNT AND TERMS OF COMMITMENTS 22

Section 2.1	The Loans. 22

Section 2.2	Repayment of Loans; Evidence of Indebtedness. 22

Section 2.3	Procedure for Borrowing. 23

Section 2.4	[Reserved.] 24

Section 2.5	Prepayments. 24

Section 2.6	Conversion and Continuation Options 25

Section 2.7	Maximum Number of Tranches 25

Section 2.8	Fees 25

Section 2.9	Interest Rate. 26

Section 2.10	Computation of Interest and Fees. 26

Section 2.11	Inability to Determine Interest Rate; Illegality. 27

Section 2.12	Pro Rata Treatment and Payments. 27

Section 2.13	Payments by the Borrower 28

Section 2.14	Other Costs; Increased Costs. 28

Section 2.15	Taxes. 30

Section 2.16	Indemnity 33

Section 2.17	Mitigation Obligations 34

Section 2.18	Replacement of Lenders 34

Section 2.19	Defaulting Lenders 34

ARTICLE 3.	REPRESENTATIONS AND WARRANTIES 35

Section 3.1	Corporate Existence and Power 35

Section 3.2	Corporate and Governmental Authorization; Contravention 35

Section 3.3	Enforceability 36

Section 3.4	Financial Information 36

Section 3.5	Litigation; No Material Adverse Effect. 36

Section 3.6	Employee Benefit Plans. 36

Section 3.7	Environmental Matters 36

Section 3.8	Taxes 37

Section 3.9	Investment Company Act 37

Section 3.10	Regulation U 37

Section 3.11	Compliance with Laws 37

Section 3.12	Disclosure 37

Section 3.13	Anti-Corruption Laws and Sanctions 38

Section 3.14	Title to Properties 38

Section 3.15	Phillips 66 Company Material Agreements 38

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ARTICLE 4.	CONDITIONS PRECEDENT TO CLOSING DATE 38

Section 4.1	Conditions to Closing Date 38

Section 4.2	Conditions to Each Loan 39

ARTICLE 5.	AFFIRMATIVE COVENANTS OF THE BORROWER 40

Section 5.1	Financial Reporting Requirements 40

Section 5.2	Notices 41

Section 5.3	Existence; Conduct of Business 41

Section 5.4	Payment of Taxes 41

Section 5.5	Maintenance of Property; Insurance 41

Section 5.6	Compliance with Laws 41

Section 5.7	Books and Records; Inspection Rights. 42

Section 5.8	Use of Proceeds 42

Section 5.9	First Tier Subsidiaries; Additional Guarantors. 42

Section 5.10	Designation and Conversion of Restricted and Unrestricted Subsidiaries; Certain other Matters Pertaining to Unrestricted Subsidiaries. 43

ARTICLE 6.	NEGATIVE COVENANTS OF THE BORROWER; FINANCIAL COVENANT 44

Section 6.1	Liens 44

Section 6.2	Fundamental Changes; Dispositions 46

Section 6.3	Indebtedness; Securitization Transactions; Sale/Leaseback Transactions. 46

Section 6.4	Transactions with Affiliates 47

Section 6.5	Changes in Organization Documents 48

Section 6.6	Restrictive Agreements 48

Section 6.7	Change in Nature of Business 49

Section 6.8	Consolidated Leverage Ratio 49

ARTICLE 7.	EVENTS OF DEFAULT 49

ARTICLE 8.	THE ADMINISTRATIVE AGENT 51

Section 8.1	Appointment and Authority 51

Section 8.2	Rights as a Lender 51

Section 8.3	Exculpatory Provisions. 51

Section 8.4	Notice of Default 52

Section 8.5	Reliance by the Administrative Agent 52

Section 8.6	Delegation of Duties 52

Section 8.7	Resignation of Administrative Agent 52

Section 8.8	Non-Reliance on Administrative Agent by Other Lenders 53

Section 8.9	Administrative Agent May File Proofs of Claim 53

Section 8.10	Guaranty Matters 54

Section 8.11	No Duties 54

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ARTICLE 9.	MISCELLANEOUS 54

Section 9.1	Amendments and Waivers 54

Section 9.2	Notices. 55

Section 9.3	No Waiver; Cumulative Remedies 56

Section 9.4	Confidentiality 56

Section 9.5	Expenses; Indemnity. 57

Section 9.6	Successors and Assigns; Participations; Purchasing Lenders. 58

Section 9.7	Adjustments; Set‑off. 61

Section 9.8	Counterparts 61

Section 9.9	GOVERNING LAW 62

Section 9.10	Jurisdiction; Venue 62

Section 9.11	Survival 62

Section 9.12	Entire Agreement 62

Section 9.13	WAIVER OF JURY TRIAL 62

Section 9.14	Severability 63

Section 9.15	No Liability of General Partner 63

Section 9.16	Interest Rate Limitation 63

Section 9.17	Headings 63

Section 9.18	Material Non-Public Information. 63

Section 9.19	USA PATRIOT Act Notice 64

Section 9.20	No Advisory or Fiduciary Responsibility 64

Section 9.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 64

ARTICLE 10.	SUBSIDIARY GUARANTEE 65

Section 10.1	Guarantee 65

Section 10.2	Waiver of Subrogation 65

Section 10.3	Amendments, etc. with respect to the Guaranteed Obligations 65

Section 10.4	Guarantee Absolute and Unconditional 66

Section 10.5	Reinstatement 66

Section 10.6	Payments 67

Section 10.7	Additional Guarantors 67

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SCHEDULE I	Commitments

SCHEDULE II	Excluded Subsidiary Debt

SCHEDULE III	Subordination Terms

SCHEDULE 3.5	Litigation

SCHEDULE 6.3(a)	Debt Secured by Transferred Liens

SCHEDULE 6.4	Transactions with Affiliates

ANNEX A	Ratings-Based Pricing Grid

EXHIBIT A	Form of Note

EXHIBIT C	Form of Borrowing Request

EXHIBIT D	Form of Assignment and Assumption

EXHIBIT F	Form of Guarantee Joinder

EXHIBIT G-1	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT G-2	U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT G-3	U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT G-4	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT, dated as of March 22, 2019, among PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Borrower”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (the “Initial Guarantor”), the several banks and financial institutions from time to time parties to this Agreement, and BANK OF MONTREAL, as administrative agent (the “Administrative Agent”).
The parties hereto hereby agree as follows:
ARTICLE 1.DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1% provided that, the Eurodollar Rate for any day shall be based on the Eurodollar Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth therein. “Prime Rate” shall mean, for the purposes of this definition only, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Eurodollar Rate, respectively.
“Acquisition Period”: the period beginning with the date on which payment of the purchase price for a Specified Acquisition is made and ending on the earlier of (a) the last day of the second full fiscal quarter following the fiscal quarter in which such payment is made, and (b) the date on which the Borrower notifies the Administrative Agent that it desires to end the Acquisition Period for such Specified Acquisition; provided that once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect. As used above, “Specified Acquisition” means any one or more transactions (i) pursuant to which the Borrower or any Restricted Subsidiary acquires, for an aggregate purchase price of not less than $50,000,000, Equity Interests or other property or assets (other than acquisitions of Equity Interests of a Person, capital expenditures and acquisitions of inventory or supplies, in each case, in the ordinary course of business) of, or of an operating division or business unit of, any other Person, and (ii) which is designated by the Borrower (by written notice to the Administrative Agent) as a “Specified Acquisition”.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitment Amount”: at any time, an amount equal to the aggregate amount of all Commitments at such time.

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“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: for each Type of Loan, the applicable percentage per annum set forth in the Ratings-Based Pricing Grid based upon the Designated Rating.
“Assignment and Assumption”: an Assignment and Assumption Agreement substantially in the form of Exhibit D.
“Attributable Debt”: in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of and will constitute “Capital Lease Obligations.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Authorized Officer”: a duly authorized officer of a Loan Party or the General Partner acting on behalf of such Loan Party.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Benefit Arrangement”: at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any ERISA Affiliate.
“Benefited Lender”: as defined in Section 9.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing”: Loans made, converted or continued on the same date, and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Date”: any Business Day specified in a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans hereunder.
“Borrowing Request”: a request by the Borrower for a Loan in accordance with Section 2.3, substantially in the form of Exhibit C.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close; provided that, when used in connection with a

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Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, for all purposes under this Agreement, any lease that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2018 shall be treated as an operating lease in a manner consistent with the treatment of such leases under the provisions of GAAP in effect as of December 31, 2018 notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
“Cash Equivalents”: (a) direct obligations issued by, or unconditionally guaranteed by, the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, money market accounts, money market funds or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or Qualified Issuer; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months or less from the date of acquisition; (d) money market funds rated AAAm by S&P, Aaa-mf by Moody’s or AAAmmf by Fitch Ratings, Inc.; (e) short term debt obligations of an issuer rated at least BBB by S&P or Baa2 by Moody’s, and maturing within twelve months from the date of acquisition; (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any Lender or Qualified Issuer; and (g) solely with respect to a Subsidiary which is incorporated or organized under the Laws of a jurisdiction outside of the United States, in addition to the investments described in clauses (a) through (f) of this definition, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).
“Change in Control”: (a) Phillips 66 ceases to own, directly or indirectly, a majority of the Equity Interests of, or ceases to Control, the General Partner; (b) the Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of the Initial Guarantor; or (c) the General Partner ceases to be the sole general partner of, or ceases to Control, the Borrower.
“Change in Law”: the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.14(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Closing Date”: the date upon which this Agreement has been executed by all parties hereto and all conditions precedent set forth in Section 4.1 have been satisfied (or waived in accordance with the terms and conditions of Section 9.1).
“Closing Date SEC Reports”: collectively, (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2018, and (ii) any Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, in each case, after the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for the Borrower and prior to the Closing Date.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commercial Operation Date”: the date on which a Qualified Project is substantially complete and commercially operable.
“Commitment”: as to any Lender, its obligation to make a Loan to the Borrower in accordance with Section 2.1(a), in an amount not to exceed the amount set forth opposite such Lender’s name on Schedule I (or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in such other documentation pursuant to which such Lender shall have become a party hereto, as applicable), as such amount may change from time to time as provided herein or as provided pursuant to assignments by or to such Lender pursuant hereto; provided that the Commitment shall not at any time exceed $400,000,000.00 in the aggregate.
“Commitment Percentage”: at a particular time, as to any Lender, the percentage of the aggregate Commitments in effect at such time constituted by such Lender’s Commitment. If the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect after giving effect to each assignment.
“Commitment Period”: the period from and including the Closing Date to and including a date that is ninety (90) days from the Closing Date, or such earlier date as all the Commitments shall terminate as provided herein.
“Competitor”: any Person which competes in a direct, significant or material way with the Borrower or any Guarantor or any Affiliate thereof in the (a) the oil and gas refining (including alternative fuels, fuels from biomaterials, development and exploration of gas-to-liquids technology (including actual utilization and production)), marketing, processing and distribution businesses, (b) the natural gas gathering, processing, and transport, and NGL fractionation and marketing, businesses, (c) the chemical manufacturing, processing and marketing businesses, or (d) the crude and refined products transportation, storage and logistics businesses.
“Confidential Information”: as defined in Section 9.4.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by gross or net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA”: for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus, (b) to the extent reducing Consolidated Net Income for such period, and without duplication: (i) net federal, state, local or foreign income or franchise tax expense; (ii) net interest expense (including amortization or write-off of debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness), amortization of capitalized interest and the net amount accrued (whether or not actually paid) pursuant to any interest rate protection agreement during such period (or minus

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the net amount receivable (whether or not actually received) during such period); (iii) depreciation, depletion and amortization expense, including amortization of intangibles; (iv) extraordinary expenses or loss and unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, (A) losses from dispositions not in the ordinary course of business and (B) goodwill or intangible asset impairment); (v) transaction expenses directly related to the Transactions; and (vi) any non-cash charges to income not included in the foregoing clauses (i) through (v); minus, (c) to the extent included in the calculation of Consolidated Net Income for such period, without duplication, the sum of: (i) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on dispositions not in the ordinary course of business); (ii) any cash expenditures during such period on account of any non-cash item which was added back to Consolidated EBITDA during any prior period with respect to which a calculation of Consolidated EBITDA was made under this Agreement (and provided that the cash expenditure does not impact Consolidated Net Income in the period paid); and (iii) any other unusual or non-recurring income or gains, all as determined for the Borrower and its Restricted Subsidiaries on a consolidated basis.
In the event the Borrower or any of its Restricted Subsidiaries or any Joint Venture in which any such Person is a venture partner, acquires Equity Interests or other property or assets (other than acquisitions of Equity Interests of a Person, capital expenditures and acquisitions of inventory or supplies, in each case, in the ordinary course of business) of, or of an operating division or business unit of, any other Person, at the Borrower’s option, Consolidated EBITDA for the relevant period shall be calculated (without duplication) after giving effect, on a pro forma basis, to such acquisition as if such acquisition occurred on the first day of the period. Any such pro forma adjustments shall be calculated in good faith by the Borrower and shall be supported by reasonably detailed calculations furnished together with the compliance certificate delivered pursuant to Section 5.1(c) for the applicable period.
Further, in connection with any Qualified Project, Consolidated EBITDA, as used in determining the Consolidated Leverage Ratio, may be modified so as to include Qualified Project EBITDA Adjustments, as provided in Section 6.8.
“Consolidated Leverage Ratio”: as of any date of determination, the ratio of Consolidated Total Debt as of such date to Consolidated EBITDA for the four fiscal quarter period ending on such date.
“Consolidated Net Assets”: at any date, the total amount of assets of the Borrower and its Restricted Subsidiaries after deducting therefrom (a) all current liabilities of the Borrower and its Restricted Subsidiaries (excluding any thereof which are by their terms extendible or renewable at the option of the Borrower or a Restricted Subsidiary to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of the Borrower and its Restricted Subsidiaries. For purposes of the definition of “Material Subsidiaries” and Section 5.10(f), the references to Restricted Subsidiaries in this definition shall be deemed to be references to all Subsidiaries.
“Consolidated Net Income”: for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded from such net income (to the extent otherwise included therein): the income (or loss) of any entity other than a Restricted Subsidiary in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions. Further, when determining Consolidated Net Income for any fiscal quarter, Consolidated Net Income shall not include any undistributed net income of a Restricted Subsidiary to the extent that the ability of such Restricted Subsidiary to make Restricted Payments to the Borrower or to a Restricted Subsidiary is, as of the date of determination of

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Consolidated Net Income, restricted by its Organization Documents, any Contractual Obligation (other than pursuant to this Agreement), or any applicable law.
“Consolidated Net Tangible Assets”: at any date, (a) Consolidated Net Assets minus (b) goodwill and other intangible assets of the Borrower and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b) (or, prior to the first delivery thereunder, the Initial Financial Statements). For purposes of the definition of “Material Subsidiaries” and Section 5.10(f), the references to Restricted Subsidiaries in this definition shall be deemed to be references to all Subsidiaries.
“Consolidated Total Debt”: at any date, without duplication the aggregate amount of the Indebtedness of the Borrower and its Restricted Subsidiaries of the type specified in clause (a), (b), (c), (d), (e) or (h), clause (g) (so long as obligations specified in such clause are not contingent) or clause (f) (if the Guarantees specified in such clause are of Indebtedness of the type referred to above) of the definition of “Indebtedness” as of such date determined on a consolidated basis.
“Contingent Indemnity Agreement”: Any agreement entered into by the Borrower or any of its Subsidiaries (the “Contingent Obligor”) in favor of another Person, in which the Contingent Obligor agrees to provide an indemnity with respect to obligations (the “Original Obligation”) of another Person (the “Original Obligor”); provided that, the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Agreement”: the Contribution, Conveyance and Assumption Agreement, dated as of July 26, 2013, among the Borrower, the General Partner, the Initial Guarantor and the other parties thereto.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws”: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default”: any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Lender”: at any time, a Lender as to which the Administrative Agent has notified the Borrower that such Lender, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any

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Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-in Action; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or the exercise of control over such Lender or its parent company, by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts of the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Designated Rating”: with respect to any Rating Agency, (i) the rating assigned by such Rating Agency to the Borrower’s Senior Debt, or (ii) if and only if such Rating Agency does not have in effect a rating described in the preceding clause (i), the rating assigned by such Rating Agency to the facility evidenced by this Agreement at any time such a rating is in effect, or (iii) if and only if such Rating Agency does not have in effect a rating described in the preceding clauses (i) or (ii), the Borrower’s “company” or “corporate credit” rating (or its equivalent) assigned by such Rating Agency.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“Domestic Office”: initially, the office of each Lender designated as such in the Administrative Questionnaire of such Lender; thereafter, such other office of such Lender, if any, located within the United States which shall be making or maintaining Reference Rate Loans.
“EEA Financial Institution”: (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority”: Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Elective Guarantor”: a Restricted Subsidiary that becomes a Guarantor pursuant to Section 5.9(b). A First Tier Subsidiary that is an Elective Guarantor shall cease to be an “Elective Guarantor” and shall become a “Required Guarantor” from and after the date that it becomes a Material Subsidiary.
“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters arising from the exposure to Hazardous Materials.
“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests”: with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event”: (a) any Reportable Event with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than a standard termination under Section 4041(b) of ERISA; (d) the receipt by the Borrower or any ERISA Affiliate of any notice from the PBGC of any intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any Withdrawal Liability or other liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice of a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“EU Bail-In Legislation Schedule”: The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Loans”: Loans hereunder denominated in Dollars at such time as they are made or being maintained at a rate of interest based upon the Eurodollar Rate.
“Eurodollar Office”: initially, the office of each Lender designated as such in the Administrative Questionnaire of such Lender, and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans.
“Eurodollar Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Event of Default”: any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.
“Excluded Subsidiary Debt”: (a) Unsecured Acquired Debt and refinancings, extensions, renewals, or refundings thereof provided that the principal amount thereof is not increased (other than by amounts incurred to pay the costs of such refinancing, extension, renewal or refunding and any premiums paid in connection therewith), (b) Indebtedness that is owed by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, provided that in the case of Indebtedness owed by a Loan Party to a Non-Guarantor Subsidiary, such Indebtedness is subordinated to the Obligations on (i) the subordination terms set forth on Schedule III hereto or (ii) such other subordination terms that may be reasonably acceptable to the Administrative Agent; (c) amounts owing by a Restricted Subsidiary pursuant to Securitization Transactions as permitted by Section 6.3(b); and (d) Indebtedness set forth on Schedule II hereto.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to

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such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“FATCA”: the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement).
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter”: the fee letter dated March 22, 2019, between the Borrower and the Administrative Agent.
“Financial Officer”: the chief financial officer, principal accounting officer, financial vice president, treasurer, assistant treasurer or controller of a Loan Party or the General Partner acting on behalf of a Loan Party.
“First Tier Subsidiary”: any direct Restricted Subsidiary.
“Foreign Lender”: any Lender that is not a U.S. Person.
“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
“General Partner”: Phillips 66 Partners GP LLC, a Delaware limited liability company.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee”: as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include any Contingent Indemnity Agreement or endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

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“Guarantee Joinder”: a Guarantee Joinder, substantially in the form as Exhibit F.
“Guaranteed Obligations”: as defined in Section 10.1.
“Guarantor”: Phillips 66 Partners Holdings LLC, a Delaware limited liability company, in its capacity as the Initial Guarantor, each additional Required Guarantor (if any), and each Elective Guarantor (if any).
“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement”: any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
“Hedging Obligations”: obligations in respect of Hedging Agreements.
“Indebtedness”: as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others secured by a Lien on any asset of such Person (other than a Lien on Equity Interests in an Unrestricted Subsidiary or Joint Venture owned by such Person securing Non-Recourse Debt on which such Unrestricted Subsidiary or Joint Venture is an obligor), whether or not such Indebtedness is assumed by such Person (provided, that for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such asset(s) and (ii) the amount of Indebtedness secured by such Lien), (f) all Indebtedness of others Guaranteed by such Person, (g) all obligations of such Person in respect of bankers’ acceptances, (h) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument (other than trade letters of credit and documentary letters of credit), provided however that in the case of letters of credit, reimbursement obligations shall not be considered Indebtedness unless they have not been reimbursed within three Business Days after becoming due, and (i) all production payments, proceeds production payments or similar obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitee”: as defined in Section 9.5(b).
“Initial Guarantor”: as defined in the preamble.
“Initial Financial Statements”: audited consolidated balance sheet as of December 31, 2018, of the Borrower and its consolidated Subsidiaries and the related audited consolidated statements of income, cash flows and changes in equity for such fiscal year.
“Interest Payment Date”: (a) as to any Reference Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (c) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period longer than three months, each date which is three months or a whole multiple thereof, from the first day of such Interest Period and the last day of such Interest Period.
“Interest Period”: with respect to any Eurodollar Loan:
(a)    initially, the period commencing on the Closing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or twelve months thereafter if agreed to by each Lender), as selected by the Borrower in its Borrowing Request or notice of conversion, as the case may be, given pursuant to Section 2.3 or Section 2.6; and
(b)    thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or twelve months thereafter if agreed to by each Lender), as selected by the Borrower in its notice of continuation given pursuant to Section 2.6; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)    any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iii)    notwithstanding anything to the contrary in this definition of “Interest Period”, no Interest Period shall end after the Maturity Date.
“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“IRS”: The United States Internal Revenue Service.

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“Joint Lead Arrangers”: collectively, BMO Capital Markets and Wells Fargo Bank, National Association.
“Joint Venture”: a Person the Equity Interests of which are owned by the Borrower or a Subsidiary with one or more third parties so long as such Person does not constitute a Subsidiary.
“Laws”: all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.
“Lender”: each Person listed on Schedule I and any other Person that becomes a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.
“Lien”: with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset). For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loans”: as defined in Section 2.1(a).
“Loan Documents”: this Agreement, including schedules and exhibits hereto, the Fee Letter, any Guarantee Joinder, any Note, and any other document executed by the Borrower or a Guarantor that states by its terms that it is a Loan Document, and amendments, modifications or supplements thereto or waivers thereof.
“Loan Party”: each of the Borrower and each Guarantor.
“Material Adverse Effect”: a material adverse change in, or a material adverse effect upon, the business, operations, property or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, or (iii) a material adverse effect upon the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Subsidiary”: Phillips 66 Partners Holdings LLC and at any time, a Subsidiary whose Net Tangible Assets represent 15% or more of Consolidated Net Tangible Assets for the Borrower’s most recently completed fiscal quarter.
“Maturity Date”: March 20, 2020.
“Moody’s”: Moody’s Investors Service, Inc.
“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (a) makes or is obligated to make contributions or (b) has any liability, including Withdrawal Liability.
“Net Assets”: of a Person at any date, the total amount of assets of such Person and its Subsidiaries after deducting therefrom (a) all current liabilities of such Person and its Subsidiaries (excluding any thereof

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which are by their terms extendible or renewable at the option of such Person or a Subsidiary of such Person to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of such Person and its Subsidiaries.
“Net Tangible Assets”: of a Person at any date, (a) Net Assets of such Person and its Subsidiaries minus (b) goodwill and other intangible assets of such Person and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, for the fiscal quarter for which financial statements have been most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b) (or, prior to the first delivery thereunder, the Initial Financial Statements).
“Non-Guarantor Subsidiary”: a Restricted Subsidiary that is not a Guarantor.
“Non-Recourse Debt”: Indebtedness: (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise, in either case, other than a pledge of the Equity Interests of an Unrestricted Subsidiary or a Joint Venture that is an obligor on such Indebtedness; and (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary or Joint Venture) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its maturity. For purposes of determining compliance with Section 6.3 hereof, in the event that any Non-Recourse Debt of any of the Borrower’s Unrestricted Subsidiaries or Joint Ventures ceases to be Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture, such event will be deemed to constitute an incurrence of Indebtedness by the Borrower or applicable Restricted Subsidiary.
“Note”: as defined in Section 2.2(e).
“Obligations”: all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC”: the United States Treasury Department Office of Foreign Assets Control.
“Organization Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under,

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received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Outstanding Amount”: on any date, the aggregate outstanding principal amount of all Loans after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date.
“Participant”: as defined in Section 9.6(b).
“Participant Register”: as defined in Section 9.6(b).
“Patriot Act”: as defined in Section 9.19.
“PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Act”: the Pension Protection Act of 2006, as amended from time to time.
“Pension Funding Rules”: the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, in each case, as amended from time to time.
“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Phillips 66”: Phillips 66, a Delaware corporation.
“Phillips 66 Company Material Agreement”: an agreement between or among one or more Loan Parties and/or any one or more Restricted Subsidiaries on the one hand, and Phillips 66 and/or any one or more of its Subsidiaries, on the other hand, termination of which would reasonably be expected to result in a Material Adverse Effect.
“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pro Rata Share”: with respect to each Lender, at any time of determination on and after the making of the Loans on the Closing Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Loans held by such Lender at such time and the denominator of which is the aggregate principal amount of the Loans held by all Lenders at such time.

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“Purchasing Lender”: as defined in Section 9.6(c).
“Qualified Issuer”: any commercial bank (a) which has capital and surplus in excess of $250,000,000 and (b) the outstanding long-term debt securities of which are rated at least A by S&P or at least A2 by Moody’s, or carry an equivalent rating by a nationally recognized rating agency if both of the rating agencies named herein cease publishing ratings of investments.
“Qualified Project”: the construction or expansion of any capital project of the Borrower, any of its Restricted Subsidiaries, or any Joint Venture, or the acquisition by any Person of any capital project that is under construction, has not yet achieved its Commercial Operation Date, or achieved its Commercial Operation Date less than three full calendar quarters prior to its acquisition, to the extent the aggregate actual or budgeted capital cost thereof (in each case, including the capital costs expended by the Borrower, any such Restricted Subsidiaries or any Joint Venture prior to the construction or expansion of such project, or the portion of the purchase price of such acquired project reasonably determined by the Borrower as allocable to the capital cost incurred by the seller thereof prior to such sale), exceeds $30,000,000.
“Qualified Project EBITDA Adjustments”: with respect to each Qualified Project of the Borrower or any Restricted Subsidiary:
(a)    prior to the Commercial Operation Date of a Qualified Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Qualified Project) of an amount to be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project for the first 12-month period following the scheduled Commercial Operation Date of such Qualified Project (such amount to be determined based on customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, commodity price assumptions, and other reasonable factors deemed appropriate by the Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Restricted Subsidiaries for the fiscal quarter in which construction of such Qualified Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Qualified Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75% and (v) longer than 365 days, 100%; and
(b)    thereafter, the sum of (i) actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project for each full fiscal quarter after the Commercial Operation Date, plus (ii) an amount to be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project for the balance of the four full fiscal quarter period following the scheduled Commercial Operation Date for which actual results are not available (such amount to be

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determined promptly following the Commercial Operation Date of such Qualified Project based on customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, commodity price assumptions, and other reasonable factors deemed appropriate by the Administrative Agent and using information updated through such Commercial Operation Date), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Restricted Subsidiaries for such fiscal quarters.
(c)    Notwithstanding the foregoing:
(A)    no such additions shall be allowed with respect to any Qualified Project unless:
(1)    not later than 20 days prior to the delivery of any certificate required by the terms and provisions of Section 5.1(c) to the extent Qualified Project EBITDA Adjustments are requested to be made to Consolidated EBITDA in determining compliance with Section 6.8, the Borrower shall have delivered to the Administrative Agent a request which shall include (i) written pro forma projections of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project and (ii) certification by the Borrower that all written information provided to the Administrative Agent for purposes of approving such pro forma projections (including information relating to customer contracts relating to such Qualified Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, and commodity price assumptions) was prepared in good faith based upon assumptions that were reasonable at the time they were made; and
(2)    prior to the date such certificate is required to be delivered pursuant to Section 5.1(c), the Administrative Agent shall have approved (such approval not to be unreasonably withheld or delayed) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent; and
(B)    Qualified Project EBITDA Adjustments may also be made with respect to any Qualified Project of any subsidiary of the Borrower that is not a Subsidiary (including any Unrestricted Subsidiary) or any Joint Venture of the Borrower, provided that any such Qualified Project EBITDA Adjustments shall be determined in the manner set forth in clauses (a) and (b) above, but based solely upon the projected (prior to the Commercial Operation Date) and actual (on and after the Commercial Operation Date) cash distributions projected to be received or actually received by the Borrower or a Restricted Subsidiary from such subsidiary or Joint Venture and the Administrative Agent has received reasonably detailed calculations from the Borrower to such effect and such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and
(C)    the aggregate amount of all Qualified Project EBITDA Adjustments during any period shall be limited to 30% of the total actual Consolidated EBITDA of the Borrower

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and its Restricted Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Qualified Project EBITDA Adjustments).
“Rating Agency”: each of S&P and Moody’s.
“Ratings-Based Pricing Grid”: the Ratings-Based Pricing Grid attached hereto as Annex A.
“Recipient”: the Administrative Agent, or any Lender, as applicable.
“Reference Rate”: for any day, the ABR for such day.
“Reference Rate Loans”: Loans hereunder at such time as they are made or being maintained at a rate of interest based upon the Reference Rate.
“Register”: as defined in Section 9.6(d).
“Registration Statement”: the Borrower’s Registration Statement on Form S-1 (File No. 333-187582) filed with the SEC on March 27, 2013, as further amended, and as declared effective by the SEC on July 22, 2013.
“Related Parties”: with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Reportable Event”: a “reportable event” as that term is defined in Section 4043 of ERISA or the regulations issued thereunder.
“Required Guarantor: (i) any Material Subsidiary that is a First Tier Subsidiary, and (ii) any Elective Guarantor (as defined in the Revolving Credit Agreement) that becomes a Guarantor (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement, collectively the “Required Guarantors”.
“Required Lenders”: at any time (a) on or prior to the earlier of the final Borrowing hereunder and the termination of the Commitment Period, Lenders, the Commitment Percentages of which aggregate more than 50% of the aggregate outstanding Loans and Commitments in effect at such time; provided that, if the Commitment of each Lender to make Loans has been terminated hereunder, then “Required Lenders” shall mean Lenders holding in the aggregate more than 50% of the Outstanding Amount and (b) thereafter, Lenders holding more than 50% of the Outstanding Amount; provided further that, the aggregate amount of the Commitments of the Defaulting Lenders and the Outstanding Amounts of the Defaulting Lenders shall be excluded from the determination of Required Lenders to the extent set forth in Section 2.19.
“Restricted Payment”: by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.
“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolving Credit Agreement”: the Credit Agreement dated as of June 7, 2013, among the Borrower, as borrower, the Initial Guarantor, as the initial guarantor, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, as amended by that certain First

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Amendment dated as of November 21, 2014 and that certain Second Amendment dated as of October 3, 2016.
“S&P”: Standard & Poor’s Ratings Services (a division of McGraw‑Hill Companies, Inc.).
“Sale/Leaseback Transaction”: an arrangement whereby the Borrower or a Restricted Subsidiary transfers property owned by it to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.
“Sanctioned Country”: at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state in which the Borrower or any of its Subsidiaries conducts business, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state in which the Borrower or any of its Subsidiaries conducts business or Her Majesty’s Treasury of the United Kingdom.
“SEC”: the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions thereof.
“Securitization Entity”: any Person engaged solely in the business of effecting Securitization Transactions and related activities.
“Securitization Indebtedness”: any Indebtedness under any Securitization Transaction that does not permit or provide recourse for principal or interest (other than Standard Securitization Undertakings) to the Borrower or any Restricted Subsidiary of the Borrower (other than a Securitization Entity) or any property or asset of the Borrower or any Restricted Subsidiary of the Borrower (other than the property or assets of a Securitization Entity or any Equity Interests or securities issued by a Securitization Entity).
“Securitization Transaction”: any transaction in which the Borrower or a Restricted Subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto (a) to one or more purchasers or (b) to a special purpose entity that (i) borrows under a loan secured by or issues securities payable from such accounts receivable or other rights to payment (or undivided interests therein) and related assets or (ii) sells or otherwise transfers such accounts receivable or other rights to payment (or undivided interests therein) and related assets to one or more purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable or other rights to payment and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction shall be deemed at any time to be (1) the aggregate outstanding principal or stated amount of the borrowings or securities in connection with the transactions referred to in clause (b)(i) of the preceding sentence; (2) the outstanding amount of capital invested in or unrecovered outstanding purchase price paid in connection with a transaction referred to in clause (b)(ii) of the preceding

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sentence; or (3) if there shall be no such principal or stated amount or outstanding capital invested or unrecovered purchase price, the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.
“Senior Debt”: the Borrower’s senior unsecured, non-credit enhanced, long term debt for which a rating has been established by Moody’s and/or S&P.
“Standard Securitization Undertakings”: any representations, warranties, servicer obligations, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrower of a type that are reasonably customary in securitizations.
“Subsidiary”: with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantee”: as defined in Section 10.1.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tranche”: the collective reference to Eurodollar Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not the Loans comprising any such Tranche were originally made on the same day).
“Transactions”: any incurrence of Indebtedness by the Borrower and the Guarantors under this Agreement.
“Transfer Effective Date”: as defined in each Assignment and Assumption.
“Transferee”: as defined in Section 9.6(g).
“Type”: as to the Loan, its nature as a Reference Rate Loan or a Eurodollar Loan.
“Unrestricted Subsidiary”: any Subsidiary, other than a Material Subsidiary, formed or acquired after the Closing Date that is designated by the Borrower as an Unrestricted Subsidiary, provided that: (a) such Subsidiary has no Indebtedness other than Non-Recourse Debt; (b) no Loan Party nor any Restricted Subsidiary Guarantees any Indebtedness of such Subsidiary or grants a Lien on any assets to secure any Indebtedness or other obligations of such Subsidiary except Liens on Equity Interests in Unrestricted Subsidiaries permitted by Section 6.1(s); (c) except as permitted by Section 6.4, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower; (d) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to make capital contributions to such Person or to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (e) such Subsidiary is not a Guarantor and has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any Restricted Subsidiaries; (f) such designation complies with Section 5.10; and (g) such Subsidiary has not been redesignated as an Unrestricted Subsidiary under Section 5.10.

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Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by a certificate from a Financial Officer of the Borrower certifying that such designation complies with the preceding conditions. As of the Closing Date there are no Unrestricted Subsidiaries.
“Unsecured Acquired Debt”: unsecured Indebtedness of a Person that (a) exists at the time such Person becomes a Restricted Subsidiary as a result of an acquisition, merger or other combination, in each case, consummated after the Closing Date, or at the time such Person is merged or consolidated with or into, or otherwise acquired by, a Restricted Subsidiary, in each case, after the Closing Date, or (b) is assumed in connection with the acquisition of assets after the Closing Date; provided that, (x) in each case, such unsecured Indebtedness was not incurred or granted in contemplation of such acquisition, merger, or other combination, and (y) in no event shall such unsecured Indebtedness exceed the value of the Person or property so acquired.
“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate”: as defined in Section 2.15(f)(ii)(B)(3).
“Wholly Owned Subsidiary”: with respect to a Person, any Subsidiary of such Person, all of the Equity Interests of which are directly or indirectly (through one or more wholly owned Subsidiaries) owned by such Person, excluding directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law.
“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent”: any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers”: With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.
(b)    As used herein and in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, and (v) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

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(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
Section 1.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.
ARTICLE 2.    AMOUNT AND TERMS OF COMMITMENTS
Section 2.1    The Loans.
(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make up to three (3) term loans (each, a “Loan”, and collectively, the “Loans”) in Dollars to the Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed the amount of such Lender’s then current Commitment, provided that the Outstanding Amount shall not at any time exceed the aggregate amount of the Commitments.
(b)    If all or any portion of the Outstanding Amount is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.
(c)    The Loans may from time to time be (i) Eurodollar Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3 or Section 2.6, provided that, no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date. Eurodollar Loans shall be made by each Lender at its Eurodollar Office and Reference Rate Loans shall be made by each Lender at its Domestic Office.
Section 2.2    Repayment of Loans; Evidence of Indebtedness.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans made by such Lender and owed by such Borrower on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 2.5 or Article 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

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(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender in which there shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.2(b) shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(e)    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loan of such Lender, substantially in the form of Exhibit A (each, a “Note”) with appropriate insertions as to principal amount.
Section 2.3    Procedure for Borrowing.
(a)    The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that (i) the Borrower may request no more than three (3) Borrowings and (ii) the Borrower shall give the Administrative Agent a Borrowing Request, which Borrowing Request shall be irrevocable, (i) prior to 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (ii) prior to 12:00 P.M., New York City time, on the requested Borrowing Date, in the case of Reference Rate Loans, specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurodollar Loan a Reference Rate Loan or a combination thereof and (D) the length of the Interest Period for each Eurodollar Loan included in such Borrowing Request. Each Borrowing shall be in an aggregate principal amount of the lesser of (1) (x) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) in the case of Reference Rate Loans, $1,000,000, or a whole multiple of $500,000 in excess thereof, and (2) an amount equal to the excess, if any, of the aggregate amount of the Commitments, minus the aggregate outstanding principal amount of the Loans at such time.
(b)    Upon receipt of such Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof (but in any event no later than (i) the date of receipt of such Borrowing Request from the Borrower, in the case of Eurodollar Loans and (ii) 12:30 P.M., New York City time on the requested Borrowing Date in the case of Reference Rate Loans). Each Lender will make the amount of its Commitment Percentage of each Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 9.2 prior to (1) 2:00 P.M., New York City time, in the case of Reference Rate Loans, and (2) 12:00 P.M., New York City time, in the case of Eurodollar Loans, in each case on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent in Dollars. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of the

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Administrative Agent, or such other account of the Borrower as shall have been designated by the Borrower to the Administrative Agent, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent within one (1) hour of receipt by the Administrative Agent.
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date (or, in the case of any borrowing of Reference Rate Loans, prior to 1:00 P.M., New York City time, on the proposed Borrowing Date) that such Lender will not make available to the Administrative Agent the amount which would constitute its Commitment Percentage of the Borrowing on such Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower an amount equal to such Lender’s Commitment Percentage of the Borrowing on such Borrowing Date. The Administrative Agent shall notify the Borrower as promptly as practicable if such Lender’s Commitment Percentage of such Borrowing is not made available to the Administrative Agent on such Borrowing Date. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender’s Commitment Percentage of such Borrowing (minus the amount, if any, which such Lender has made available to the Administrative Agent), times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender’s Commitment Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(c) shall be prima facie evidence of the accuracy of the information set forth therein, absent manifest error. If such Lender’s Commitment Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover the amount of such Lender’s Commitment Percentage of such Borrowing (minus the amount, if any, which such Lender had made available to the Administrative Agent) on demand from the Borrower with interest thereon (A) for the period from and including such Borrowing Date to the date one day after such demand, at a rate per annum equal to the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed and (B) thereafter, at the rate per annum applicable to Reference Rate Loans hereunder. Nothing contained in this Section 2.3(c) shall prejudice in any manner whatsoever any right or remedy of the Borrower against such Lender.
Section 2.4    [Reserved.]
Section 2.5    Prepayments.
(a)    The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable written notice delivered to the Administrative Agent at least two Business Days’ (or such shorter notice period as may be satisfactory to the Administrative Agent) prior thereto in the case of Eurodollar Loans and on the date of such prepayment in the case of Reference Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Reference Rate Loans, or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Each such prepayment shall be (i) in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Loans and (ii) in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, in the case of Reference Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the payment amount specified in such notice shall be due and payable

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on the date specified therein, together with (except in the case of Reference Rate Loans) accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section 2.16.
(b)    Optional prepayments of the Loans shall be allocated among the Lenders based on each Lender’s Pro Rata Share of such prepayment amount.
Section 2.6    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert its Eurodollar Loans to Reference Rate Loans by giving the Administrative Agent prior irrevocable notice of such election by 11:00 A.M. on a Business Day; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert its Reference Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Reference Rate Loans may be converted as provided herein, provided that no Loans may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders in their sole discretion, notifies the Borrower such conversions shall not be permitted, (ii) if, after giving effect thereto, Section 2.7 would be contravened, or (iii) after the date that is one month prior to the Maturity Date; provided further, that if such conversion is not permitted pursuant to the preceding proviso and the applicable Eurodollar Loan is not repaid, such Loans shall automatically be converted to Reference Rate Loans on the last day of such then expiring Interest Period.
(b)    Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the appropriate notification provisions therefor set forth in Section 2.6(a), of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions, (ii) if, after giving effect thereto, Section 2.7 would be contravened, or (iii) after the date that is one month prior to the Maturity Date; provided further, that if the Borrower shall fail to give any required notice as described above in this Section 2.6 or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall automatically be converted to Reference Rate Loans on the last day of such then expiring Interest Period.
(c)    The conversion or continuation of Loans as herein provided shall not constitute the making of new Loans hereunder.
Section 2.7    Maximum Number of Tranches. All borrowings, conversions and continuations of Loans and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, there shall be no more than ten Tranches outstanding at any one time.
Section 2.8    Fees. The Borrower agrees to pay (i) to the Administrative Agent, for its own account, an administrative agent’s fee set forth in the Fee Letter and (ii) to the Administrative Agent, for the benefit of each of the Lenders, a non-refundable commitment fee (“Commitment Fee”) from and including the Closing Date to the last day of the Commitment Period, computed at the rate per annum set forth on the Ratings-Based Pricing Grid, on the average daily amount of the remaining undrawn Commitment of such

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Lender during the Commitment Period. Such Commitment Fees shall be payable on the last day of the Commitment Period.
Section 2.9    Interest Rate.
(a)    Each Eurodollar Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.
(b)    Each Reference Rate Loan shall bear interest for each day on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Reference Rate for such day plus the Applicable Margin.
(c)    If all or a portion of the principal amount of any Loan or if all or a portion of any interest payable on any Loan or any fee or other amount payable by the Borrower hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of any Lender under Article 7, bear interest at a rate per annum which is (i) in the case of overdue principal, 2% above the rate which would otherwise be applicable pursuant to Section 2.9(a), (b) or (c) and (ii) in the case of any other overdue amount, 2% above the rate described in Section 2.9(b), in each case from the date of nonpayment until such amount is paid in full (before and after judgment); provided that if such overdue principal amount is of Eurodollar Loans and the due date therefor is other than the last day of the Interest Period with respect thereto, such Eurodollar Loans shall bear interest from the date that such principal amount was due to the last day of such Interest Period at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to clause (a) of this Section 2.9.
(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to clause (c) of this Section 2.9 shall be payable from time to time on demand.
Section 2.10    Computation of Interest and Fees.
(a)    Interest in respect of the Reference Rate Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Reference Rate, the ABR, or the Applicable Margin shall become effective as of the opening of business on the day on which such change in the ABR, or Reference Rate is announced or such Applicable Margin changes as provided herein, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, upon the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

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Section 2.11    Inability to Determine Interest Rate; Illegality.
(a)    Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period with respect to a Eurodollar Loan:
(i)    [Intentionally Deleted]
(ii)    the Administrative Agent shall have received notice from Lenders constituting the Required Lenders that the interest rate determined pursuant to Section 2.9(a) for such Interest Period does not accurately reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining Eurodollar Loans during such Interest Period, with respect to a Loan that is to be made as or converted to or continued as a Eurodollar Loan, the Administrative Agent shall forthwith give telecopy or telephonic notice (provided that any telephonic notice shall be promptly confirmed in writing) of such determination to the Borrower and each Lender at least one day prior to the relevant Borrowing Date, conversion date or continuation date for such Eurodollar Loan. If such notice is given, any Loan that is to be made as or converted to or continued as a Eurodollar Loan shall be made as or converted to a Reference Rate Loan. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.
(b)    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as Reference Rate Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Reference Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Reference Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Reference Rate Loans.
Section 2.12    Pro Rata Treatment and Payments.
(a)    The borrowing of Loans by the Borrower from the Lenders hereunder and each payment by the Borrower on account of any fee payable hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective Pro Rata Shares of the Lenders.
(b)    All payments (including prepayments) to be made by the Borrower hereunder and under any other Loan Documents, whether on account of principal, interest and fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office set forth in Section 9.2, in lawful money of the United States of America and in immediately available funds. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for the purposes of calculating interest thereon. The Administrative Agent shall

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distribute such payments to each Lender to its Eurodollar Office or Domestic Office, as applicable, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(c)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
Section 2.13    Payments by the Borrower. Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective Pro Rata Shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, and each Lender severally agrees to repay forthwith on demand, such amount with interest thereon at the rate per annum equal to the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
Section 2.14    Other Costs; Increased Costs.
(a)    The Borrower agrees to pay to each Lender which requests compensation under this Section 2.14 (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made or maintained by such Lender, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:
(i)    the principal amount of the Eurodollar Loans made or maintained by such Lender to which such Interest Period relates outstanding on such day; and

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(ii)    the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and
(iii)    a fraction the numerator of which is one and the denominator of which is 360.
(b)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender, or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, or other Recipient, the Borrower will pay to such Lender, or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(c)    If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender is generally seeking compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.
(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (b) or (c) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs

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or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, the payment of Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, the Borrower shall not be required to indemnify a Recipient pursuant to this Section 2.15(d) for any Indemnified Taxes unless such Recipient makes written demand on the Borrower for indemnification for such Indemnified Taxes no later than 120 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6 relating to the maintenance of a

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Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of any such non-U.S. documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)    executed originals of IRS Form W-8ECI (or successor form);
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or successor form); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-3 or Exhibit G-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.15 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 2.16    Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:
(a)    failure by the Borrower to make a payment when due of the principal amount of or interest on any Eurodollar Loans of such Lender;
(b)    failure by the Borrower to borrow Eurodollar Loans after the Borrower has given a Borrowing Request requesting the same in accordance with Section 2.3;
(c)    failure by the Borrower to make a conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with Section 2.6;
(d)    failure by the Borrower to make any prepayment of Eurodollar Loans after the Borrower has given notice of the same in accordance with Section 2.5(a);
(e)    the making of any conversion or prepayment of Eurodollar Loans on a day which is not the last day of the Interest Period with respect thereto; and
(f)    any assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18;

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including in each case any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained and any foreign exchange losses actually incurred. If a Lender becomes entitled to claim any amounts pursuant to this Section 2.16, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any amounts payable pursuant to this Section 2.16 and setting forth in reasonable detail the basis for such claim, submitted by such Lender (through the Administrative Agent) to the Borrower, shall be conclusive in the absence of manifest error.
Section 2.17    Mitigation Obligations. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 2.18    Replacement of Lenders. If (a) any Lender requests compensation under Section 2.14, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lenders pursuant to Section 2.15, (c) any Lender is a Defaulting Lender, or if any Lender fails to execute and deliver any amendment, consent or waiver to any Loan Document requested by the Borrower by the date specified by the Borrower (or gives the Borrower or the Administrative Agent written notice prior to such date of its intention not to do so), which amendment, consent or waiver is required to be executed by all Lenders or all affected Lenders, or (d) so long as no Event of Default has occurred and is continuing, the Borrower shall give 15 Business Days’ prior written notice to the Administrative Agent and the applicable Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower, as applicable, (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, (iv) in the case of any assignment resulting from a Lender failing to execute and deliver any amendment, consent or waiver requested by the Borrower, the applicable amendment, consent or waiver has been approved by the Required Lenders, and (v) if the assignee is not another Lender, the Administrative Agent shall have received a registration and processing fee of $3,500.
Section 2.19    Defaulting Lenders.
(a)    Payments to Defaulting Lenders. If a Defaulting Lender as a result of the exercise of a set off shall have received a payment in respect of its outstanding Loans which results in its pro rata share of the outstanding Loans being less than such Defaulting Lender’s pro rata share of the sum of the aggregate amount of the Commitments, then no payment will be made to such Defaulting Lender until all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata

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share of the sum of the aggregate amount of the Commitments. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Loan(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Loans(s) are paid in full or each Lender (including each Defaulting Lender) is owed its pro rata share of all Loans then outstanding
(b)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Voting. Neither the Commitment nor the principal amount of the Loans of such Defaulting Lender shall be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification (i) that would increase or extend the Commitment of or reduce the principal or interest owing to such Defaulting Lender under this Agreement or (ii) requiring the consent of all Lenders which affects such Defaulting Lender differently than all other Lenders, as the case may be, shall require the consent of such Defaulting Lender.
(ii)    Defaulting Lender Cure. In the event that the Administrative Agent and the Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage and shall no longer constitute a Defaulting Lender hereunder; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE 3.    REPRESENTATIONS AND WARRANTIES
Each of the Borrower and each Guarantor, with respect to representations and warranties pertaining to it, represents and warrants to the Administrative Agent and to each Lender, as of the Closing Date (in the case of the representations and warranties contained in Section 3.5(a), Section 3.5(b), and Section 3.14 only), and thereafter as of each date required by Section 4.2, that:
Section 3.1    Corporate Existence and Power. Each Loan Party is a corporation, partnership or limited liability company duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
Section 3.2    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Loan Party of this Agreement and any other Loan Documents to which it is a party (a) are within its organizational powers, have been duly authorized by all necessary organizational action, (b) require no consent or approval of, or other action by or in respect of, or registration or filing with, any Governmental Authority, (c) do not contravene, or constitute a breach or a default under, any provision of its Organization Documents, and (d) do not contravene any applicable Law or regulation, except, in the case of clauses (b) and (d), as would not reasonably be expected to result in a Material Adverse Effect.

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Section 3.3    Enforceability. The Loan Documents to which it is a party constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, moratorium, insolvency or similar Laws affecting the rights of creditors generally and general principles of equity.
Section 3.4    Financial Information. The Initial Financial Statements and, beginning with the initial delivery of the financial information required under Section 5.1(a) and Section 5.1(b), the financial information delivered to the Lenders pursuant to such sections fairly presents, in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows as of such date (subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes).
Section 3.5    Litigation; No Material Adverse Effect.
(a)    As of the Closing Date, except as set forth in the Closing Date SEC Reports or as disclosed in Schedule 3.5, there is no litigation, arbitration or governmental investigation, proceeding or inquiry pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination (i) which could reasonably be expected to have a material adverse effect on the business, assets, financial condition, or operations of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) which seeks to prevent, enjoin or delay the making of the Loans hereunder.
(b)    As of the Closing Date, since December 31, 2018, there has been no Material Adverse Effect.
Section 3.6    Employee Benefit Plans.
(a)    No Reportable Event or prohibited transaction under Section 406 of ERISA has occurred with respect to any “Employee Benefit Plans”, as that term is defined in Section 3(3) of ERISA, of the Borrower or any ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could reasonably be expected to result in a Material Adverse Effect has occurred with respect to the Borrower or any ERISA Affiliate or will occur upon the issuance of any Notes or the execution of this Agreement.
(b)    The Borrower and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under the Pension Funding Rules, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA.
Section 3.7    Environmental Matters. Except with respect to any matter that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (a) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.

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This Section 3.7 is the sole and exclusive representation and warranty of the Loan Parties with respect to Environmental Laws, Environmental Liabilities and Hazardous Materials contained in this Article 3 and no other provision hereof shall be construed to constitute such a representation or warranty; provided that the foregoing does not limit the provisions of Section 3.4, Section 3.5 or Section 3.12.
Section 3.8    Taxes. (a) The Borrower and its Restricted Subsidiaries have filed all material United States federal income tax returns and all other material tax returns have been filed on or before the applicable due date (as such due date may have been timely extended), and (b) all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Restricted Subsidiary have been paid (other than those which are currently being contested in good faith by appropriate proceedings or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or materially adversely affect the performance by the Borrower of its payment obligations under this Agreement or any Notes). The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
Section 3.9    Investment Company Act. None of the Borrower nor any of its Subsidiaries is, or is required to be registered as, an “investment company”, or a company “controlled” by an “investment company”, as defined in the Investment Company Act of 1940, as amended.
Section 3.10    Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation U or Regulation X of the Board of Governors of the Federal Reserve.
Section 3.11    Compliance with Laws. Such Loan Party and its Restricted Subsidiaries are in compliance with all applicable Laws (including ERISA and the rules and regulations thereunder and laws of the United States regarding sanctions and export controls applicable to unauthorized dealings with sanctioned countries or Persons) except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.12    Disclosure. The written reports, financial statements, certificates and other written information (other than information of a global economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished), when taken as a whole, did not contain as of the date such written reports, financial statements, certificates or other written information were so furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to (a) projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (b) financial statements (including the Initial Financial Statements), the Borrower represents only that such financial statements were prepared as represented in Section 3.4 and as required by Section 5.1(a) and Section 5.1(b), as applicable.

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Section 3.13    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or proceeds of any Loan will be used in violation of Section 5.8(b).
Section 3.14    Title to Properties. As of the Closing Date, each Loan Party and each of its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property necessary or otherwise material to the business of the Loan Parties and their respective Restricted Subsidiaries, taken as a whole, except for Liens permitted hereby and except where the failure to have such title or leasehold interest would not reasonably be expected to result in a Material Adverse Effect.
Section 3.15    Phillips 66 Company Material Agreements. No Restricted Subsidiary has, and to the knowledge of the Borrower, no other party to any Phillips 66 Company Material Agreement has, defaulted under any such Phillips 66 Company Material Agreement, which default, in either case, would reasonably be expected to have a Material Adverse Effect.
ARTICLE 4.    CONDITIONS PRECEDENT TO CLOSING DATE
Section 4.1    Conditions to Closing Date. This Agreement shall be effective upon satisfaction of the conditions precedent set forth in this Section 4.1; provided that the obligations of the Lenders to make Loans hereunder are subject to the satisfaction (or waiver in accordance with Section 9.1) of the conditions precedent set forth in Section 4.2:
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by an Authorized Officer of each Loan Party and each Lender and (ii) for the account of each Lender that has requested a Note, a Note conforming to the requirements of Section 2.2 and executed by an Authorized Officer of the Borrower.
(b)    Legal Opinions. The Administrative Agent shall have received favorable written opinions, reasonably satisfactory to the Administrative Agent, of (i) Janet K. Greene, Senior Counsel of the Borrower, and (ii) Bracewell LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders and dated the Closing Date, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request.
(c)    Secretary’s Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party (or the General Partner on behalf of such Loan Party), dated as of the Closing Date, certifying (i) the authorization of each Loan Party to execute and deliver each Loan Document to which such Loan Party is party, (ii) the Organization Documents of such Loan Party, and (iii) the names and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Closing Date, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

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(d)    Existence and Good Standing Certificates. The Administrative Agent shall have received certificates of existence and good standing with respect to each Loan Party, dated as of a recent date, from appropriate public officials in the jurisdictions of organization of such Loan Parties.
(e)    Closing Certificate. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent dated the Closing Date and signed by a Financial Officer of the Borrower certifying (which statement shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the Closing Date) that, as of the Closing Date, (i) each of the representations and warranties made by each Loan Party in this Agreement (other than the representations and warranties contained in Section 3.5(a) hereof) are true and correct in all material respects on and as of such date, provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred and is continuing and (iii) all governmental and regulatory approvals necessary in connection with the execution and delivery of this Agreement have been obtained and are in full force and effect or stating that no such approvals are required.
(f)    Fees and Expenses. The Administrative Agent shall have received the fee due and payable and required to be paid to it on or prior to the Closing Date pursuant to Section 2.8 and the Fee Letter, and the Administrative Agent shall have received payment of all other amounts due and payable on or prior to the Closing Date, including to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of such expenses as are required to be paid or reimbursed by the Borrower hereunder.
(g)    Initial Financial Statements. The Lenders shall have received the Initial Financial Statements (which will be deemed to have occurred upon the posting of same on EDGAR.
(h)    “Know Your Customer” and Anti-Money Laundering Compliance. To the extent not previously provided, the Administrative Agent shall have received five days prior to the Closing Date (or such later date as the Administrative Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent a reasonable period in advance of the date that is five days prior to the Closing Date.
For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date, specifying its objection thereto.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. The obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions contained in this Section 4.1 is satisfied (or waived in accordance with Section 9.1) at or prior to 5:00 P.M., New York City time, on March 28, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.2    Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including any initial Loan requested to be made) is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:

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(a)    Representations and Warranties. Each of the representations and warranties made by the Loan Parties in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date; provided that (i) such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) the representations and warranties contained in Section 3.5(a), Section 3.5(b) and Section 3.14 shall be made only on and as of the Closing Date, and none of the representations and warranties described in the foregoing clause (ii) shall be restated on any Borrowing Date that occurs after the Closing Date.
(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.
(c)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.3.
Each Borrowing of Loans by the Borrower shall constitute a representation and warranty by the Borrower hereunder as of the date thereof that the conditions in this Section 4.2 have been satisfied.
ARTICLE 5.    AFFIRMATIVE COVENANTS OF THE BORROWER
From and after the Closing Date and for so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:
Section 5.1    Financial Reporting Requirements. The Borrower will:
(a)    make available its Form 10-K via the EDGAR system of the SEC (“EDGAR”) on the internet as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, which will in each case include an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Ernst & Young LLP or other independent public accountants of nationally recognized standing;
(b)    make available its Form 10-Q via EDGAR on the internet as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, which will, in each case, include, a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such quarter and the related (i) consolidated statement of income for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, and (ii) consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of the Borrower’s previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of the Borrower’s previous fiscal year;
(c)    furnish to the Administrative Agent within 10 Business Days of making available via EDGAR each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.8;

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(d)    furnish to the Administrative Agent within 10 days of making available via EDGAR the financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower certifying which Subsidiaries of the Borrower are Material Subsidiaries (which certificate may be combined with the certificate being delivered pursuant to clause (c) above on such date);
(e)    furnish to the Administrative Agent a copy of all documents filed by the Borrower or any Restricted Subsidiary with the SEC; provided that such documents shall be deemed to have been furnished on the date when made available via EDGAR; and
(f)    furnish to the Administrative Agent from time to time such additional information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Section 5.2    Notices. The Borrower will promptly furnish, or cause to be furnished, to the Administrative Agent, notice of: (a) the occurrence of any (i) Default or (ii) Event of Default hereunder; (b) the institution of any litigation or proceeding involving it or a Restricted Subsidiary that has had or is reasonably expected to have a Material Adverse Effect (whether or not the claim asserted therein is considered to be covered by insurance); and (c)  any adverse change in the Designated Rating publicly announced by a Rating Agency. Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3    Existence; Conduct of Business. The Borrower will, and will cause each Required Guarantor to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business; provided that the foregoing shall not prohibit any merger or consolidation of the Borrower permitted under Section 6.2 or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided further, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.4    Payment of Taxes. The Borrower will pay and discharge, and will cause each Material Subsidiary to pay and discharge, at or before maturity, all their respective material tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain and will cause each Material Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.
Section 5.5    Maintenance of Property; Insurance. The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Material Subsidiary to maintain (either in the name of the Borrower or in such Material Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against such risks as are usually insured against in the same general area by companies of similar size and established repute engaged in the same or a similar business; and will furnish to the Administrative Agent, upon its written request, full information as to the insurance carried.
Section 5.6    Compliance with Laws. The Borrower will comply, and cause each Restricted Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of any

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Governmental Authority (including ERISA and the rules and regulations thereunder and laws of the United States regarding sanctions and export controls applicable to unauthorized dealings with sanctioned countries or Persons) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.7    Books and Records; Inspection Rights.
(a)    The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
(b)    The Borrower will permit, and will cause each Material Subsidiary to permit, representatives of the Administrative Agent and each Lender, as applicable, at the Administrative Agent’s or such Lender’s expense, upon reasonable prior notice during normal business hours (and, if the Borrower shall so request, in the presence of an officer or appointee of any officer of the Borrower or the General Partner), and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines and in accordance with any applicable safety procedures, (i) in the case of the Administrative Agent only, to visit and inspect their respective properties, to examine and make extracts from their respective books and records, and (ii) in the case of the Administrative Agent and each Lender, to visit and discuss their respective affairs, finances and accounts with their respective officers, employees and, only during the continuance of an Event of Default, their independent public accountants, in each case, all at such reasonable times and as often as may reasonably be desired, but unless an Event of Default exists, no more frequently than once during each calendar year.
Section 5.8    Use of Proceeds.
(a)    The proceeds of the Loans will be used for general partnership, corporate or company purposes, as applicable, of the Loan Parties and their Subsidiaries, including, without limitation, acquisitions and Restricted Payments. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)    Neither the Borrower nor any Subsidiary of the Borrower will, directly or, to the knowledge of the Borrower, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any Loan to any Subsidiary, joint venture partner, or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of Anti-Corruption Laws or (ii) to fund any activity or business in, of or with, any Sanctioned Country or to fund any activity or business of or with any Person located, organized or residing in any Sanctioned Country or who is the subject of any Sanctions to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or prohibited for a U.S. Person pursuant to Sanctions.
Section 5.9    First Tier Subsidiaries; Additional Guarantors.
(a)    In the event any Material Subsidiary is or becomes a First Tier Subsidiary, the Borrower will, within 30 days thereof, (i) cause such Material Subsidiary to become a party to this Agreement and guarantee the Obligations by executing and delivering to the Administrative Agent a Guarantee Joinder substantially in the form of Exhibit F, and (ii) deliver certificates and other documentation substantially similar to those required to be delivered on the Closing Date with respect to Phillips 66 Partners Holdings

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LLC as the Initial Guarantor pursuant to Sections 4.1(c) and 4.1(d), in form and substance reasonably satisfactory to the Administrative Agent.
(b)    Any Restricted Subsidiary may, at its election, become a Guarantor by delivery to the Administrative Agent of the Guarantee Joinder documents required by clause (a) of this Section 5.9.
(c)    Upon delivery of a Guarantee Joinder and other required documents to the Administrative Agent by a Restricted Subsidiary, notice of which is hereby waived by each Loan Party, such Restricted Subsidiary shall be a Guarantor and shall be a party hereto as if an original signatory hereto. Each Loan Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Loan Party hereunder. This Agreement shall be fully effective as to each Loan Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Loan Party hereunder.
Section 5.10    Designation and Conversion of Restricted and Unrestricted Subsidiaries; Certain other Matters Pertaining to Unrestricted Subsidiaries.
(a)    Unless designated after the Closing Date in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)    The Borrower may designate a Subsidiary (other than the Initial Guarantor or any Required Guarantor) as an Unrestricted Subsidiary if (i) the requirements set forth in the definition of “Unrestricted Subsidiary” have been met with respect to such Subsidiary, (ii) immediately before and after such designation, no Default or Event of Default exists or would exist, (iii) after giving effect to such designation on a pro forma basis, the Borrower and its Subsidiaries would have been in compliance with all of the covenants contained in this Agreement, including Section 6.8, as of the end of the most recent fiscal quarter, (iv) a certificate of a Financial Officer is delivered to the Administrative Agent as provided in the definition of “Unrestricted Subsidiary”, and (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be treated as a “restricted subsidiary” for purposes of any indenture, credit agreement, or similar agreement.
(c)    The Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately before and after such designation, no Default or Event of Default exists or would exist, (ii) if such Unrestricted Subsidiary has outstanding Indebtedness, Liens and/or Attributable Debt under any Sale/Leaseback Transaction, it would be permitted to incur such Indebtedness, Debt and/or Attributable Debt pursuant to Section 6.1 and Section 6.3, (iii) after giving effect to such designation on a pro forma basis, the Borrower and its Subsidiaries would have been in compliance with all of the covenants contained in this Agreement, including Section 6.8, as of the end of the most recent fiscal quarter, (iv) the representations and warranties with respect to such Subsidiary set forth in Article 3 of this Agreement (other than the representations and warranties that are made only as of the Closing Date or as of the Closing Date) are true and correct in all material respects with respect to such Subsidiary after giving effect to such designation (provided that the foregoing materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and (v) the Borrower has provided to the Administrative Agent a certificate of a Financial Officer to the effect that each of the foregoing conditions has been satisfied. Immediately after such designation, such Subsidiary shall cease to be an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness, Liens and Attributable Debt under Sale/Leaseback Transactions of such Subsidiary existing at such time.

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(d)    The Borrower shall cause all Subsidiaries of an Unrestricted Subsidiary to satisfy the requirements set forth in the definition of “Unrestricted Subsidiaries” and such Subsidiaries shall also be Unrestricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, the Borrower or any Restricted Subsidiary. Neither the Borrower nor any Restricted Subsidiary shall make any investment in (including any acquisition of Equity Interests or loans, advances or capital contributions to) an Unrestricted Subsidiary if a Default or Event of Default exists immediately before or immediately after making such investment.
(e)    If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of Unrestricted Subsidiary or the applicable requirements set forth in this Section, (i) it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement, (ii) any Indebtedness, Liens and Attributable Debt under Sale/Leaseback Transactions of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date, and (iii) the Borrower shall notify the Administrative Agent, pursuant to a certificate or other notice given by a Financial Officer, that such Unrestricted Subsidiary is no longer an Unrestricted Subsidiary.
(f)    The Borrower will not permit at any time the aggregate Net Tangible Assets of all Unrestricted Subsidiaries to exceed 20% of Consolidated Net Tangible Assets.
ARTICLE 6.    NEGATIVE COVENANTS OF THE BORROWER; FINANCIAL COVENANT
Each Loan Party hereby agrees that, from and after the Closing Date and for so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:
Section 6.1    Liens. Neither the Borrower nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
(a)    any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower and not created in contemplation of such event, provided that such Lien attaches only to such asset and proceeds thereof;
(b)    any Lien on any asset securing Indebtedness (including Liens in respect of Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing, repairing or improving such asset, provided that (i) such Lien attached to such asset concurrently with or within 90 days after the acquisition thereof or the date of completion of such construction, repair or improvement, and (ii) all such Liens attach only to the assets purchased, constructed, repaired or improved with the proceeds of the Indebtedness secured thereby and improvements, accessions, general intangibles and proceeds related thereto;
(c)    any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Restricted Subsidiary and not created in contemplation of such event, provided that such Lien attaches only to such asset and proceeds thereof;
(d)    any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Restricted Subsidiary and not created in contemplation of such acquisition, provided that such Lien attaches only to such asset and proceeds thereof;
(e)    any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.1, provided that the principal

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amount of such Indebtedness is not increased (other than by amounts incurred to pay the costs of such refinancing, extension, renewal or refunding and any premiums paid in connection therewith) and such Lien does not attach to any additional assets;
(f)    Liens in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;
(g)    Liens to secure Indebtedness incurred or assumed in connection with pollution control, industrial revenue bond or similar types of financing, and Liens on property in favor of the United States or any state thereof, or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, repairing or improving the property subject thereto;
(h)    Liens granted on accounts receivable or other rights to payment and related assets in connection with Securitization Transactions permitted by Section 6.3(b);
(i)    Liens on precious metals catalysts in connection with lease transactions and Liens under any Sale/Leaseback Transaction, in each case to the extent permitted by this Agreement;
(j)    Liens on cash collateral (i) required to be granted to the administrative agent under the Revolving Credit Agreement in connection with letters of credit issued under the Revolving Credit Agreement and (ii) granted to a letter of credit issuer under the Revolving Credit Agreement to secure letters of credit outstanding after the replacement of such letter of credit issuer, or the termination or expiration of the commitments of such letter of credit issuer, under the Revolving Credit Agreement;
(k)    Liens for taxes that (i) are not yet due, (ii) are not more than sixty (60) days past due and not subject to penalties for non-payment, or (iii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(l)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar types of Liens arising in the ordinary course of business securing amounts which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(m)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(n)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(o)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(p)    Liens securing judgments for the payment of money not constituting an Event of Default under clause (g) of Article 7;

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(q)    Liens in favor of banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Restricted Subsidiaries on deposit with or in the possession of such bank, in each case in the ordinary course of business;
(r)    customary netting and offset provisions in Hedging Agreements;
(s)    Liens on Equity Interests in an Unrestricted Subsidiary or Joint Venture pledged to secure Non-Recourse Debt on which such Unrestricted Subsidiary or Joint Venture is an obligor; and
(t)    Liens not otherwise permitted by the foregoing clauses of this Section 6.1 securing Indebtedness and Hedging Obligations, provided that Priority Debt shall not exceed the amount permitted by Section 6.3(a) as of the last day of any fiscal quarter (beginning with the last day of the fiscal quarter in which the Closing Date occurs).
Section 6.2    Fundamental Changes; Dispositions Neither the Borrower nor any Required Guarantor will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other Person; provided that (A) any Person may consolidate or merge with or into the Borrower in a transaction in which the Borrower is the surviving Person; (B) any Required Guarantor may merge into or consolidate with or sell, lease or otherwise transfer all or substantially all of its assets to the (x) Borrower or (y) a Restricted Subsidiary, provided that any such merger, consolidation, sale, lease or other transfer by the Initial Guarantor pursuant to this clause (y) shall be with, into or to a Guarantor or a Restricted Subsidiary that becomes a Guarantor contemporaneously with such merger, consolidation, sale, lease or other transfer; and (C) any Required Guarantor may merge into, or consolidate with, any Person other than the Borrower or a Restricted Subsidiary if (x) such Required Guarantor is the surviving entity or (y) such other Person is the surviving entity and becomes a Restricted Subsidiary and a Guarantor contemporaneously with such merger or consolidation.
Section 6.3    Indebtedness; Securitization Transactions; Sale/Leaseback Transactions.
(a)    Priority Debt. The Borrower shall not permit the outstanding principal amount of Priority Debt, as of the last day of any fiscal quarter, to exceed an amount equal to 15% of Consolidated Net Tangible Assets as of such date. As used herein, “Priority Debt” means:
(i)    the aggregate outstanding principal amount of secured Indebtedness and the aggregate amount of secured Hedging Obligations of the Borrower and its Restricted Subsidiaries, provided that Priority Debt shall not include Indebtedness secured by:
(A)    (1) Liens existing on any asset of the Borrower or a Restricted Subsidiary on or before the Closing Date (x) if such Indebtedness is described on Schedule 6.3(a) or (y) if not described on Schedule 6.3(a) such Indebtedness has an aggregate outstanding principal amount not exceeding $10,000,000; or (2) Liens permitted pursuant to Section 6.1(a) on assets of Persons that become Restricted Subsidiaries of the Borrower after the Closing Date (and proceeds thereof);
(B)    Liens permitted pursuant to Section 6.1(b) on assets purchased, constructed, repaired or improved by the Borrower or a Restricted Subsidiary after the Closing Date (and improvements, accessions, general intangibles and proceeds related thereto) securing Indebtedness incurred or assumed by the Borrower or such Restricted Subsidiary after the

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Closing Date for the purpose of financing all or any part of the cost of acquiring, constructing, repairing or improving such assets;
(C)    Liens permitted pursuant to Section 6.1(c) on assets of a Person merged or consolidated with or into the Borrower or a Restricted Subsidiary after the Closing Date (and proceeds thereof);
(D)    Liens permitted pursuant to Section 6.1(d) on assets acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and proceeds thereof);
(E)    Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.3(a), provided that the principal amount of such Indebtedness is not increased (other than by amounts incurred to pay the costs of such refinancing, extension, renewal or refunding and any premiums paid in connection therewith) and such Lien does not attach to any additional assets;
(F)    Liens permitted pursuant to Section 6.1(f);
(G)    Liens permitted pursuant to Section 6.1(g) on assets purchased, constructed, repaired or improved by the Borrower or a Restricted Subsidiary after the Closing Date for the purposes of financing all or part of the price or cost of constructing, repairing or improving such property;
(H)    Liens permitted pursuant to Section 6.1(h);
(I)    Liens permitted pursuant to Section 6.1(i);
(J)    Liens permitted pursuant to Section 6.1(j); and
(K)    Liens permitted pursuant to Section 6.1(s), plus
(ii)    Attributable Debt of the Borrower and its Restricted Subsidiaries in respect of Sale/Leaseback Transactions to the extent that such Attributable Debt exceeds $100,000,000, plus
(iii)    the aggregate outstanding principal amount of unsecured Indebtedness of Non-Guarantor Subsidiaries (other than Excluded Subsidiary Debt).
For the avoidance of doubt, to the extent that a Guarantee constitutes Priority Debt and the Indebtedness Guaranteed thereby also constitutes Priority Debt, the amount of Priority Debt outstanding at such time shall be calculated without duplication and shall include only the amount of such Guaranteed Indebtedness constituting Priority Debt and shall not include the amount of such Guarantee.
(b)    Securitization Transactions. The Borrower will not permit the aggregate outstanding amount of Securitization Transactions to exceed $300,000,000 at any time.
Section 6.4    Transactions with Affiliates. A Loan Party will not, and will not permit any of its Restricted Subsidiaries to, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of property or assets) with any of its Affiliates, except on terms and conditions, taken as a whole, that are substantially as favorable to such Loan Party or such Restricted Subsidiary as could be obtained on an arm’s-length basis from unrelated third parties (or, if in the good faith judgment of the General

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Partner’s board of directors, no comparable transaction is available with which to compare any such transaction, such transaction is otherwise fair to such Loan Party or such Restricted Subsidiary from a financial point of view), provided that the foregoing restriction shall not apply to:
(a)    transactions between or among any Loan Party and its Restricted Subsidiaries or between or among Restricted Subsidiaries;
(b)    transactions involving any employee benefit plan or related trust of the Borrower or any of its Restricted Subsidiaries;
(c)    transactions pursuant to any contract or agreement listed on Schedule 6.4;
(d)    the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of directors and officers of such Loan Party or any Restricted Subsidiary;
(e)    the transactions described in the Contribution Agreement, the Registration Statement, and/or the Closing Date SEC Reports;
(f)    transactions entered into with Phillips 66 and its Subsidiaries on terms that are fair and reasonable, taking into account the totality of the relationship between the Borrower and its Restricted Subsidiaries on the one hand, and Phillips 66 and its Subsidiaries on the other; and
(g)    transactions approved by the Conflicts Committee of the Board of Directors (or equivalent governing body) of the General Partner (or the equivalent successor body to such Conflicts Committee).
Section 6.5    Changes in Organization Documents. No Loan Party shall make any changes to its Organization Documents that would reasonably be expected to have a Material Adverse Effect.
Section 6.6    Restrictive Agreements. The Borrower will not, and will not permit any Material Subsidiary to, enter into or permit to exist any agreement or other consensual arrangement that explicitly prohibits or restricts the ability of any Material Subsidiary to make any payment of any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interest of such Material Subsidiary, now or hereafter outstanding; provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Material Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided further, that the foregoing shall not apply to (i) prohibitions and restrictions imposed by law or by this Agreement, (ii) prohibitions and restrictions contained in, or existing by reason of, any agreement or instrument (A) relating to any Indebtedness of, or otherwise to, any Person at the time such Person first becomes a Material Subsidiary, so long as such prohibition or restriction was not created in contemplation of such Person becoming a Material Subsidiary or (B) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness or other obligations issued or outstanding under an agreement or instrument referred to in clause (ii)(A) above, so long as the prohibitions or restrictions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the prohibitions and restrictions contained in the original agreement or instrument, as determined in good faith by the Borrower or such Subsidiary, (iii) any prohibitions or restrictions with respect to a Material Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Equity Interests of such Subsidiary or assets thereof, (iv) restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting

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the disposition or distribution of assets or property of, or the activities of, such joint venture, partnership or other joint ownership entity, or any of such entity’s subsidiaries, if such restrictions are not applicable to the property or assets of any other entity and (v) any prohibitions or restrictions on any Securitization Entity pursuant to a Securitization Transaction permitted hereunder.
Section 6.7    Change in Nature of Business. The Borrower will not, and will not permit any Material Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Material Subsidiaries on the Closing Date or any business substantially related or incidental thereto or logical extensions thereof (including (a) the oil and gas refining (including alternative fuels, fuels from biomaterials, development and exploration of gas-to-liquids technology (including actual utilization and production)), marketing, processing and distribution businesses, (b) the natural gas gathering, processing, and transport, and NGL fractionation and marketing, businesses, (c) the chemical manufacturing, processing and marketing businesses, and (d) the crude and refined products transportation, storage and logistics businesses).
Section 6.8    Consolidated Leverage Ratio.
(a)    The Borrower shall maintain, as of the last day of each fiscal quarter, a Consolidated Leverage Ratio of no greater than (x) during an Acquisition Period, 5.5 to 1.0 and (y) at all other times, 5.0 to 1.0.
(b)    For purposes of calculating compliance with the foregoing Consolidated Leverage Ratio, Consolidated EBITDA may include, at the Borrower’s option, any Qualified Project EBITDA Adjustments as provided in the definition thereof.
ARTICLE 7.    EVENTS OF DEFAULT
Upon the occurrence and during the continuance of any of the following events from and after the Closing Date:
(a)    the Borrower shall fail to pay (i) any principal of any Loan, or any Guarantor shall fail to make any payments due under the Subsidiary Guarantee, in each case when due in accordance with the terms hereof; (ii) any interest on any Loan, or any fee payable hereunder, in each case within five Business Days after any such interest or fee becomes due in accordance with the terms hereof; or (iii) any other amount payable hereunder, within ten Business Days after any such other amount becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made by the Loan Parties in Article 3 or in any certificate, financial or other statement furnished by the Loan Parties pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or
(c)    the Borrower shall fail to perform or observe any of its covenants or agreements contained in Section 5.2(a)(ii), Section 5.3 (with respect to the existence of the Borrower), Section 5.8, or Article 6; or
(d)    the Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 days; or
(e)    (i) the Borrower, any Guarantor, any Material Subsidiary or any combination thereof shall default beyond any applicable period of grace in any payment of principal of or interest on any Indebtedness (other than Securitization Indebtedness of any Securitization Entity) on which the Borrower, any Guarantor

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or any Material Subsidiary or any combination thereof is or are liable in an aggregate principal amount then outstanding of $100,000,000 or more or (ii) an event of default (other than a failure to pay principal or interest) as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness shall happen and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable; or
(f)    the Borrower, any Guarantor or any Material Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of such Guarantor, the Borrower or any of its Material Subsidiaries, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Guarantor, the Borrower or any of its Material Subsidiaries an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Guarantor, the Borrower or such Material Subsidiaries or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Guarantor, the Borrower or such Material Subsidiaries in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or unstayed for any period of 90 consecutive days; or
(g)    one or more judgments or decrees shall be entered against the Borrower, any of its Material Subsidiaries, any Guarantor or any combination thereof involving in the aggregate liability (not paid or fully covered by insurance) of $100,000,000 or more with respect to any Guarantor, the Borrower or any of its Material Subsidiaries and such judgments or decrees shall not have been vacated, dismissed, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(h)    a Change in Control shall occur;
(i)    an ERISA Event shall occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(j)    this Agreement, the Subsidiary Guarantee or any Note shall fail to be in full force and effect other than in accordance with its terms or as permitted hereby or any action is taken by the Borrower or any Guarantor to assert the invalidity or unenforceability of any of the foregoing.
then, and in any such event, (A) if such event is an Event of Default specified in clauses (iv), (v) or (vi) of clause (f) above with respect to the Borrower, automatically the Commitments shall terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under the Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, any one or more of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall (i) by notice of default to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans hereunder (with

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accrued interest thereon) and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and, except as expressly provided above in this Article 7, all other notices of any kind are hereby expressly waived.
ARTICLE 8.    THE ADMINISTRATIVE AGENT
Section 8.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions (except for the Borrower with respect to its consent right set forth in Section 8.7). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.2    Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.3    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(i)    the Administrative Agent shall not be subject to any fiduciary or other implied duties, covenants, functions, responsibilities, obligations or liabilities regardless of whether a Default has occurred and is continuing,
(ii)    the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.1) provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and
(iii)    except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

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(b)    The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.4    Notice of Default. The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default described in Article 7(a)) unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice or any notice pursuant to Section 5.1 or Section 5.2, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.5    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.6    Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.7    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right with the consent of the Borrower (not to be unreasonably withheld or delayed; and provided that no consent of the Borrower shall be required during the continuation of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted

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such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article 8 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 8.8    Non-Reliance on Administrative Agent by Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Section 8.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.8, and Section 9.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses,

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disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and Section 9.5.
Section 8.10    Guaranty Matters. The Lenders authorize the Administrative Agent to release any Guarantor from its obligations as a Guarantor under this Agreement pursuant to a written request made by the Borrower, if (a) such Guarantor ceases to be a Subsidiary of the Borrower or a Material Subsidiary of the Borrower that is a First Tier Subsidiary as a result of a transaction permitted under this Agreement or (b) such Guarantor is an Elective Guarantor at the time of such release. Any such request shall be accompanied by a certificate of a Financial Officer of the Borrower certifying (which certification shall constitute a representation and warranty by the Borrower hereunder) that (i) no Event of Default then exists or will exist after giving effect to such release, (ii) after giving pro forma effect to any such release, the Borrower is in compliance with Section 6.3(a), and (iii) the conditions for release set forth in this Section 8.10 have been satisfied. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under this Agreement pursuant to the terms and conditions hereof.
Section 8.11    No Duties. None of the Joint Lead Arrangers shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders or Administrative Agent hereunder.
ARTICLE 9.    MISCELLANEOUS
Section 9.1    Amendments and Waivers. Neither this Agreement, nor any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the time of payment or maturity of any Loan or any installment thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or increase the amount of any Lender’s Commitment, in each case without the consent of the Lender affected thereby, (b) eliminate or reduce the voting rights of the Lenders under this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except in a transaction permitted by and consummated in accordance with clause (ii) of Section 6.2), in each case without the written consent of all the Lenders, (c) waive any condition precedent set forth in Section 4.1or 4.2 without the consent of all Lenders, (d) change Section 2.12 in a manner that would alter the pro rata treatment of Lenders or pro rata sharing of payments required thereby, without the written consent of all Lenders, (e) amend, modify or waive any provision of Article 8 without the written consent of the then Administrative Agent, (f) release the Initial Guarantor or release of all or substantially all of the value of the Guarantees without the written consent of all the Lenders (provided that no such consent shall be required in connection with any release authorized by the Lenders under Section 8.10), (g) amend or modify the definition of Pro Rata Share, or (h) amend, modify or waive any provision of Article 10 without the written consent of each Guarantor. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived

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shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 2.19(a).
Section 9.2    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
The Borrower and the

Guarantors:	Phillips 66 Partners LP
2331 CityWest Blvd., S1270-05
Houston, TX 77042
Attention: John D. Zuklic – S1275
Vice President and Treasurer
Telephone: 844-619-3588
Email: DebtCompliance2@p66.com]

With a copy to:	Phillips 66 Partners LP
2331 CityWest Blvd., N1336
Houston, TX 77042
Attention: Janet Greene
Senior Counsel – Finance and Treasury
Telephone: 832-765-1240
Email: Janet.Greene@p66.com

The Administrative Agent:	Bank of Montreal 700 Louisiana, #4400 Houston, TX 77002 Attention: Jim Ducote Phone: 713-546-9760 Email: Jim.Ducote@bmo.com
The Lenders:            To such Lender’s address (or telecopy number)
                set forth in its Administrative Questionnaire
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) posted to an internet or

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intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 9.4    Confidentiality. Each Lender shall maintain in confidence and not disclose to any Person any non-public information furnished to it pursuant to this Agreement and designated by the Borrower as such (“Confidential Information”) without the prior consent of the Borrower, subject to each Lender’s (a) obligation to disclose any Confidential Information pursuant to a request or order under applicable Laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any Confidential Information requested by any regulatory authority, (c) right to disclose any Confidential Information to other Lenders, to bank examiners, to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including auditors, counsel and other advisors, to any Participant or prospective Participant and to any prospective Purchasing Lender pursuant to Section 9.6(c) (subject to, in the case of prospective Participants and prospective Purchasing Lenders, the signing of a confidentiality agreement), (d) right to disclose any Confidential Information in connection with any litigation or dispute or the exercise of any remedy hereunder involving the Administrative Agent or the Lenders and the Borrower or any of its Subsidiaries, (e) right to disclose any Confidential Information on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, or (f) right to disclose any Confidential Information to any creditor or direct or indirect contractual counterparty in any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or such creditor or contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.4); provided, however, that Confidential Information disclosed pursuant to clause (c), (d), (e) or (f) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. Notwithstanding the foregoing provisions of this Section 9.4, (i) the foregoing obligation of confidentiality shall not apply to any Confidential Information that was known to such Lender or any of their respective Affiliates prior to the time it received such Confidential Information from the Borrower pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of such Lender, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law, and (ii) the foregoing obligation of confidentiality shall not apply to any Confidential Information that becomes part of the public domain independently of any act of such Lender not permitted hereunder or when identical or substantially similar information is received by such Lender, without restriction as to its disclosure or use, from a Person who was not prohibited from

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disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law. The obligations of each Lender under this Section 9.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 9.5    Expenses; Indemnity.
(a)    The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all their out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution and, with respect to the Administrative Agent only, administration, of this Agreement and any other Loan Document and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable legal fees and disbursements of counsel to the Administrative Agent, but excluding all other legal fees and disbursements, (ii) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all their costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and any other Loan Document and any other documents prepared in connection herewith, including the reasonable legal fees and disbursements of a single law firm serving as counsel to the Administrative Agent and the Joint Lead Arrangers, but excluding all other legal fees and disbursements, and (iii) to pay or reimburse all out-of-pocket expenses incurred by the Administrative Agent and any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent and any such Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.5, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Loan Parties or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Joint Lead Arranger, each Lender severally agrees to pay to the Administrative Agent or such Joint Lead Arranger, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Joint Lead Arranger in its capacity as such.

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(d)    To the extent permitted by applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.5(d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor.
(f)    The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.
Section 9.6    Successors and Assigns; Participations; Purchasing Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement, other than in connection with an assignment or transfer otherwise permitted hereunder, without the prior written consent of each Lender.
(b)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time sell to one or more banks, financial institutions or other entities other than, unless an Event of Default has occurred and is continuing, to a Competitor (each, a “Participant”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interests of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Loan for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso in the second sentence of Section 9.1 that affects such Participant. Without affecting the limitations in the preceding sentence, each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein) with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that such Participant (i) agrees to be subject to the provisions of Section 2.17 and Section 2.18 as if it were a Lender, and (ii) shall not be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided that such Participant agrees to be subject to Section 9.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal

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amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Each Lender may, with the consent of the Borrower (except that such consent shall not be required during the continuation of an Event of Default or for any assignment to an existing Lender or an Affiliate thereof), the Administrative Agent (except that such consent shall not be required for any assignment to an existing Lender or an Affiliate thereof and which, in each case, shall not be unreasonably withheld) sell or assign to one or more Lenders or additional banks, financial institutions or other entities (other than the Borrower, any of its Affiliates or a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) (a “Purchasing Lender”) (other than a Purchasing Lender that is a Defaulting Lender or that would be a Defaulting Lender upon becoming a Lender hereunder) all or part of its rights and obligations under this Agreement pursuant to a duly executed Assignment and Assumption; provided that, if such sale is not to one or more existing Lenders or an Affiliate thereof, such sale shall be in a minimum amount of $5,000,000 unless each of the Administrative Agent, and for so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents. Notwithstanding the foregoing, any Lender may sell to one or more Lenders or Purchasing Lenders designated by the Borrower all of its Commitment and all of its rights and obligations under this Agreement relating to such Commitment pursuant to an Assignment and Assumption as described in the preceding sentence in connection with a purchase thereof effected pursuant to Section 2.18. Upon (A) the execution of such Assignment and Assumption, (B) delivery of an executed copy thereof to the Borrower, (C) recordation of such transfer in the Register and (D) payment by such Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if such Purchasing Lender is not a Lender prior to the execution of such Assignment and Assumption and $2,000 otherwise (provided that the Administrative Agent in its sole discretion may elect to waive such fee) and (E) payment to the Administrative Agent of any additional amounts required by Section 9.6(f), from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth therein and, in the case of an Assignment and Assumption executed pursuant to Section 2.18 or any other assignment permitted hereunder of all of a Lender’s Commitment and all of its rights and obligations under this Agreement relating to such Commitment, the transferor Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.5, in each case with respect to facts and circumstances occurring prior to the effective date of such assignment. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of any Purchasing Lender that was not a Lender prior to the execution of such Assignment and Assumption and the resulting adjustment of the Commitments and the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement. Upon the consummation of any transfer to a Purchasing Lender pursuant to this Section 9.6(c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Lender and a new Note or, as appropriate,

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a replacement Note, is issued to such Purchasing Lender, in each case in principal amounts reflecting their respective Loans. Such new Notes shall be in the form of the Notes replaced thereby.
(d)    The Administrative Agent shall maintain, acting solely for this purpose as agent for the Borrower at its address referred to in Section 9.2, a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and any Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of an Assignment and Assumption executed by a transferor Lender, a Purchasing Lender, the Borrower and the Administrative Agent, and, unless waived by the Administrative Agent pursuant to Section 9.6(c), payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if such Purchasing Lender is not a Lender prior to the execution of such Assignment and Assumption and $2,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Assumption, (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the Lenders and the Borrower.
(f)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(g)    The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information (other than Confidential Information except as permitted by Section 9.4) in such Lender’s possession concerning the Borrower, which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender’s credit evaluation of the Borrower prior to entering into this Agreement.
(h)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(i)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 9.6(h) above.
Section 9.7    Adjustments; Set‑off.
(a)    If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in clause (f) of Article 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase (for cash at face value) from the other Lenders participations in the Loans of the other Lenders, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, to the extent necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 9.7 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 9.7 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(b)    In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of an Event of Default each Lender and each of its respective Affiliates shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by such Loan Party to the extent permitted by applicable Law, to set off and appropriate and apply against the obligations under this Agreement any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of any Loan Party; provided that in the event that any Defaulting Lender shall exercise any such right of set-off hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender and their respective Affiliates under this Section 9.7 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees promptly to notify the applicable Loan Party and the Administrative Agent after any such set‑off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application.
Section 9.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. A set of

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the copies of this Agreement signed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
Section 9.9    GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.10    Jurisdiction; Venue. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York sitting in the County of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of the Borrower and each Guarantor hereby accepts for and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Nothing herein shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower or the Guarantors in any other jurisdiction. Each of the Borrower and each Guarantor hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any action described in this Section 9.10, or that such proceeding was brought in an inconvenient court, and agrees not to plead or claim the same.
Section 9.11    Survival. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16, Section 9.5 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 9.12    Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.
Section 9.13    WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.13.

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Section 9.14    Severability. Any provision of this Agreement or of any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of any such provision in any other jurisdiction.
Section 9.15    No Liability of General Partner. It is hereby understood and agreed that the General Partner shall have no liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under the other Loan Documents. The Administrative Agent and the Lenders agree for themselves and their respective successors and assigns that no claim arising against the Borrower under any Loan Document with respect to the Obligations shall be asserted against the General Partner or its assets. Notwithstanding the foregoing, nothing in this Section 9.15 shall be construed so as to prevent the Administrative Agent or any Lender from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of obtaining jurisdiction over the Borrower or another Loan Party.
Section 9.16    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.17    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.18    Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT THE CONFIDENTIAL INFORMATION AS DEFINED IN Section 9.4 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS

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ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.19    USA PATRIOT Act Notice. The Administrative Agent (for itself and not on behalf of any Lender) and each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
Section 9.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and not as the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates; (c) the Administrative Agent and the Lenders have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent and the Lenders have no obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and the Administrative Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.
Section 9.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

HOU:3943078.7

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE 10.    SUBSIDIARY GUARANTEE
Section 10.1    Guarantee. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders (the “Subsidiary Guarantee”), as primary obligor and not merely as surety, the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Document, whether for principal, interest, fees, expenses or otherwise, including obligations which, but for an automatic stay under Section 362(a) of the Bankruptcy Code or any other insolvency law or other proceeding, would become due (such obligations being hereinafter referred to as the “Guaranteed Obligations”), and agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by the Administrative Agent and each Lender in enforcing any rights under the Subsidiary Guarantee. No amendment or modification of the Subsidiary Guarantee may be made without the prior written consent of each Guarantor. Notwithstanding anything contained herein to the contrary, the obligations of the each Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.
Section 10.2    Waiver of Subrogation. Notwithstanding any payment or payments made by a Guarantor hereunder, or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, such Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent and the Lenders against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Guaranteed Obligations, nor shall any Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor, in trust for the Administrative Agent and each Lender, segregated from other funds of such Guarantor and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent, for the ratable benefit of itself and the Lenders, in the exact form received by such Guarantor (duly indorsed by such Guarantor, if required), to be applied against the Guaranteed Obligations, whether mature or unmatured, in such order as any Lender may determine.
Section 10.3    Amendments, etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any Lender may be rescinded by the

HOU:3943078.7

Administrative Agent or such Lender, as applicable, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, and any Note and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien or security interest at any time held by it as security for the Guaranteed Obligations or for this Subsidiary Guarantee or any property subject thereto.
Section 10.4    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Subsidiary Guarantee; and all dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent or any Lender, as applicable, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, such Guarantor or any other Guarantor with respect to the Guaranteed Obligations. This Subsidiary Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to, and each Guarantor hereby expressly waives any defenses to its obligations hereunder based upon (a) the validity or enforceability of this Agreement, any Note, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Guaranteed Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise, (c) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantors, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or such Lender, as applicable, to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security, or guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against each Guarantor.
Section 10.5    Reinstatement. This Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of

HOU:3943078.7

the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 10.6    Payments. Each of the Guarantors and the Borrower hereby agrees that the Guaranteed Obligations will be paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, without set-off or counterclaim in Dollars as expressed to be payable hereunder and under any Note, in immediately available funds at the office of the Administrative Agent specified in Section 9.2.
Section 10.7    Additional Guarantors. Upon the execution and delivery by any Person of a Guarantee Joinder and other required documents as provided in Section 5.9, such Person shall be a Guarantor and shall be a party hereto as if an original signatory hereto.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:
PHILLIPS 66 PARTNERS LP
By PHILLIPS 66 PARTNERS GP LLC,
its General Partner
By: /s/ Sam A. Farace II
Name:    Sam A. Farace II
Title:    Treasurer
INITIAL GUARANTOR:
PHILLIPS 66 PARTNERS HOLDINGS LLC
By: /s/ Sam A. Farace II
Name:    Sam A. Farace II
Title:    Treasurer
BANK OF MONTREAL,
as Administrative Agent
By: /s/ James V. Ducote
Name:    James V. Ducote
Title:    Managing Director
BMO HARRIS BANK N.A.,
as a Lender
By: /s/ James V. Ducote
Name:    James V. Ducote
Title:    Managing Director
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Jeffrey Cobb
Name:    Jeffrey Cobb
Title:    Director

COMMERZBANK AG, NEW YORK BRANCH,
as a Lender
By: /s/ Barbara Stacks
Name:    Barbara Stacks
Title:    Director
By: /s/ Kareem Hartl
Name:    Kareem Hartl
Title:    Associate

SCHEDULE I
COMMITMENTS

Lender	Commitment	Commitment Percentage
BMO Harris Bank N.A.	$200,000,000	50.00%
Wells Fargo Bank, National Association	$150,000,000	37.50%
Commerzbank AG, New York Branch	$50,000,000	12.50%
Total	$400,000,000	100.00%

SCHEDULE II
EXCLUDED SUBSIDIARY DEBT
None.

SCHEDULE III
SUBORDINATION TERMS
As used herein, (a) “Subordinated Debt” means loans made by [describe payee] (“Payee”) to any Subordinated Obligor (as defined below), which loans may (but need not) be evidenced by notes made by a Subordinated Obligor to the order of Payee, as such loans may be renewed, consolidated, amended, extended, or otherwise modified, together with interest and premium, if any, thereon and other amounts payable in respect thereof, including any interest accruing after the date of filing of any Proceeding as hereinafter defined, (b) “this Subordination Agreement” means the provisions of this [Article], (c) “payment in full” or “paid in full” when used in respect of the Senior Obligations means such time as the Lenders have no further commitments to lend, all Obligations (as defined in the Credit Agreement) (other than contingent indemnification obligations not yet due and payable) have been paid in full in cash, and (d) “including” means “including without limitation”, and (e) “Person” has the meaning set forth in the Credit Agreement.
Section 1.    Subordination. (a) The payment of any amounts owing in respect of the Subordinated Debt shall be subordinated, to the extent and in the manner hereinafter set forth, to the following (the “Senior Obligations”): (i) all Obligations as defined in Credit Agreement dated as of March 22, 2019 (the “Credit Agreement”), among Phillips 66 Partners LP (the “Borrower”), Phillips 66 Partners Holdings LLC (the “Initial Guarantor”), the lenders from time to time party thereto (the “Lenders”), and Bank of Montreal, as administrative agent for the Lenders (in such capacity, including any successors thereto, the “Administrative Agent”), (ii) all obligations under the Subsidiary Guarantee contained in (and as defined in) the Credit Agreement, made by the Initial Guarantor in favor of the Administrative Agent and the Lenders, and (iii) all obligations under any other guaranty made by any Subsidiary (as defined in the Credit Agreement) in favor of the Administrative Agent and the Lenders (the makers of any such guaranty, together with the Initial Guarantor, collectively, the “Guarantors” and together with the Borrower, collectively, the “Subordinated Obligors” and each, a “Subordinated Obligor”), as each such agreement or guaranty described in the foregoing clauses (i) through (iii) may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, and in each case including interest thereon accruing after the commencement of any Proceeding, whether or not such interest is an allowed claim in such Proceeding.
(b)As used in this Subordination Agreement, the term “Proceeding” means any of the following in respect of a Subordinated Obligor or its assets or property: insolvency or bankruptcy proceedings, any receivership, reorganization or other similar proceedings, any distribution of assets, an assignment for the benefit of creditors or a marshalling of assets and liabilities, or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of a Subordinated Obligor, whether or not involving insolvency or bankruptcy. In the event of a Proceeding, then
(i)the holders of the Senior Obligations shall be entitled to receive payment in full of all Senior Obligations before Payee shall receive any payment or distribution on account of Subordinated Debt, and
(ii)any payment by, or on behalf of, or distribution of the assets of, a Subordinated Obligor of any kind or character on account of the Subordinated Debt, whether in cash, securities, property or otherwise, to which Payee would be entitled except for the provisions of this Subordination Agreement shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian, liquidating trustee or any other Person) directly to the holders of the Senior Obligations or the Administrative Agent acting on their behalf, payable in accordance with the terms of the Credit Agreement, until the payment in full of all Senior Obligations.
(c)

(i)	[Reserved].
(ii)Upon the occurrence and during the continuation of an Event of Default as defined in the Credit Agreement, Payee agrees not to ask, demand, sue for or take or receive from any Subordinated Obligor in cash, securities, property or otherwise, or by setoff, purchase, redemption (including from or by way of collateral) or otherwise, payment of all or any part of the Subordinated Debt, until payment in full of all Senior Obligations.
(d)Payee agrees that no payment or distribution to holders of Senior Obligations pursuant to the provisions of this Subordination Agreement shall entitle Payee to exercise any rights of subrogation in respect thereof, all of which are expressly waived herein, until the Senior Obligations have been paid in full.
(e)Without the prior written consent of the Administrative Agent, no Subordinated Obligor shall give, or permit to be given and Payee shall not receive, accept or demand, any lien to secure any Subordinated Obligations, on any cash, securities, property or other assets, whether now existing or hereafter acquired, of any Subordinated Obligor.
Section 2.    Waivers and Consents.
(a)Payee waives (i) promptness, diligence, notice of acceptance and any other notice with respect to the Senior Obligations and this Subordination Agreement and any requirement that the Administrative Agent or any Lender exhaust any right or take any action against any Subordinated Obligor or any other Person or any of their respective assets.
(b)All rights and interests of the holders of Senior Obligations hereunder, and all agreements and obligations of Payee and Subordinated Obligors under this Subordination Agreement, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Credit Agreement or any other Loan Document as therein defined, or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, the Obligations, or any other amendment or waiver of or any consent to or departure from the Credit Agreement or any other Loan Document, including any increase in the Senior Obligations or extension of the maturity thereof; (iii) any holder of Senior Obligations releasing any Subordinated Obligor from all or any part of the Senior Obligations by operation of law or otherwise, (iv) any enforcement or failure to enforce, or any delay in enforcing, any Loan Document; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Subordinated Obligor or Payee or third party guarantor or surety other than payment in full of the Senior Obligations.
(c)No present or future holder of Senior Obligations shall be prejudiced in its right to enforce subordination of Payee by any act or failure to act on the part of any Subordinated Obligor whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of Payee.
Section 3.    Reinstatement. This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations in connection with any Proceeding, all as though such payment had not been made.
Section 4.    Termination. This Subordination Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until the earlier of (a) the payment in full of the Senior Obligations and (b) the payment in full in cash of the Subordinated Debt. Upon such payment in full, this Subordination Agreement shall terminate (subject to Section 3); provided that the parties hereto agree to each execute such instruments as may be reasonably requested by any other party hereto to further evidence such termination.
Section 5.    Amendments, Etc. No amendment or waiver of any provision of this Subordination Agreement nor consent to any departure by Payee or any Subordinated Obligor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 6.    Rights of Payee. The provisions of the foregoing paragraphs with respect to subordination are solely for the purpose of defining the relative rights of the holders of Senior Obligations on the one hand, and Payee on the other hand, and none of such provisions shall impair, as between any Subordinated Obligor and Payee, the obligation of such Subordinated Obligor, which is unconditional and absolute, to pay to Payee the principal and interest under the Subordinated Debt in accordance with its terms, nor shall anything in such provisions prevent Payee from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of holders of Senior Obligations under such provisions.
Section 7.    Third-Party Beneficiaries. The holders of Senior Obligations are entitled to the benefits of the foregoing subordination provisions and are third-party beneficiaries thereof.
Section 8.    Governing Law. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE 3.5
LITIGATION
None.

SCHEDULE 6.3(a)
DEBT SECURED BY TRANSFERRED LIENS
None.

SCHEDULE 6.4
TRANSACTIONS WITH AFFILIATES
Agreements and contracts described in or filed as exhibits to the Registration Statement.

Agreements and contracts described in or filed as exhibits to the Closing Date SEC Reports.

ANNEX A
RATINGS-BASED PRICING GRID

Senior Debt Ratings	Level 1	Level 2	Level 3
	BBB+ or Baa1	BBB or Baa2	BBB- or Baa3 (or lower)
Applicable Margin for Eurodollar Loans	0.625%	0.75%	1.00%
Applicable Margin for Reference Rate Loans	0%	0%	0%
Commitment Fee	0.05%	0.06%	0.10%

Ratings in the above Ratings-Based Pricing Grid are based on the Designated Ratings issued by the Rating Agencies.
For purposes of the foregoing, (i) if the Designated Ratings are split, the higher of such ratings shall apply, provided that if the higher rating is two or more levels above the lower rating, the rating next below the higher of the two shall apply; (ii) if only one Rating Agency issues a Designated Rating, such rating shall apply; and (iii) if the Designated Rating established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. If the rating system of S&P or Moody’s shall change, or if any of S&P or Moody’s shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith if necessary to amend this provision to reflect such changed rating system or the unavailability of Designated Ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the Applicable Margin for Eurodollar Loans and the Applicable Margin for Reference Rate Loans shall be determined by reference to the Designated Rating of such Rating Agency most recently in effect prior to such change or cessation.

EXHIBIT A
[FORM OF] NOTE
New York, New York
March [__], 2019
FOR VALUE RECEIVED, PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Borrower”), promises to pay [________] (the “Lender”) at the office of Bank of Montreal (the “Administrative Agent”), located at 700 Louisiana, #4400, Houston, Texas 77002, on the Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof and, to the extent permitted by law, accrued interest in respect hereof at the rates and on the dates specified in Section 2.9 of the Credit Agreement. The holder of this Note is authorized to record the date and amount of each Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each payment of principal with respect thereto, and each conversion or continuation made pursuant to Section 2.6 of the Credit Agreement, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall constitute prima facie evidence, absent manifest error, of the accuracy of the information recorded; provided that failure by the Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement dated as of March [__], 2019, among the Borrower, Phillips 66 Partners Holdings LLC, the Lender, certain other banks and financial institutions parties thereto and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined), is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. The Borrower agrees to pay expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement and this Note as provided in Section 9.5 of the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
PHILLIPS 66 PARTNERS LP
By    PHILLIPS 66 PARTNERS GP LLC,
    its General Partner
By:
Name:
Title:

of Schedule to Note

REFERENCE RATE LOANS, CONVERSIONS AND PAYMENTS OF REFERENCE RATE LOANS
Date	Amount of Reference Rate Loans Made or Converted From Eurodollar Loans	Amount of Reference Rate Loans Paid or Converted into Eurodollar Loans	Unpaid Principal Balance of Reference Rate Loans	Notation Made By
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________

of Schedule to Note

EURODOLLAR LOANS, CONVERSIONS AND PAYMENTS OF EURODOLLAR LOANS
Date	Amount of Eurodollar Loans Made or Converted from Reference Rate Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Eurodollar Loans Paid or Converted into Reference Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________

EXHIBIT C
[FORM OF] BORROWING REQUEST
Bank of Montreal
Bank of Montreal Agency Services
Attention: Jenae Haun
111 W. Monroe, 17W
Chicago, Illinois 60603
Phone: 312-461-6462
Fax: 312-461-3458
Email: GFS.AgencyUS@bmo.com    [_____], 2019
Reference: Phillips 66 Partners LP
Ladies and Gentlemen:
The undersigned, PHILLIPS 66 PARTNERS LP, refers to the Credit Agreement dated as of March [__], 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” with terms defined therein and not otherwise defined herein being used herein as therein defined), among the undersigned, Phillips 66 Partners Holdings LLC, as the Initial Guarantor, Bank of Montreal, as Administrative Agent, the Lenders and other Persons from time to time party thereto, and the undersigned hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and with respect thereto sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.3 of the Credit Agreement:
(i)    The aggregate amount of the Proposed Borrowing is $______.
(ii)    The Business Day of the Proposed Borrowing is _________________.
(iii)    The Type of the Proposed Borrowing is [a Eurodollar Loan] [a Reference Rate Loan] [or specify combination thereof].
[(iv)    The Interest Period for each Eurodollar Loan made as part of the Proposed Borrowing is [__] month[s].]
[Signature Page to Follow]

Very truly yours,
PHILLIPS 66 PARTNERS LP
By    PHILLIPS 66 PARTNERS GP LLC,
    its General Partner
By:
Name:
    Title:

EXHIBIT D
[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims, and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:        ______________________________
[Assignor [is] [is not] a Defaulting Lender]
2.    Assignee:        ______________________________
3.    Borrower:        Phillips 66 Partners LP, a Delaware limited partnership
4.    Administrative Agent:    Bank of Montreal, as the administrative agent under the Credit Agreement
5.    Credit Agreement:    Credit Agreement dated as of March [__], 2019, among Phillips 66 Partners LP, a Delaware limited partnership, Phillips 66 Partners Holdings LLC, a Delaware limited liability company, the Lenders from time to time parties thereto, and Bank of Montreal, as Administrative Agent
6.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Laws, including federal and state securities Laws.

[REMAINDER OF PAGE INTENTIONALLY BLANK;
SIGNATURES BEGIN ON NEXT PAGE]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name: Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name: Title:

[Consented to and] Accepted:
[_________], as Administrative Agent

By:
Name:
Title:
[Consented to:
PHILLIPS 66 PARTNERS LP
By:    PHILLIPS 66 PARTNERS GP LLC,
    its General Partner
By:
Name:
Title:]

Annex 1 To Exhibit D
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F
[FORM OF] GUARANTEE JOINDER
This Guarantee Joinder is dated as of _________ and is made by ___________, a _______________ (“Additional Guarantor”), in favor of Bank of Montreal, as administrative agent (the “Administrative Agent”), and the Lenders (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement hereinafter referenced.
RECITALS
WHEREAS, PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Borrower”), is party to that certain Credit Agreement dated as of March [__], 2019, among the Borrower, the Initial Guarantor, the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Additional Guarantor has agreed to execute and deliver this Guarantee Joinder in order to become a party to the Credit Agreement as a Guarantor thereunder.
NOW, THEREFORE, in consideration of the foregoing premises and to induce the Lenders to extend credit to the Borrower in accordance with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Additional Guarantor, for the benefit of the Administrative Agent and the Lenders, hereby agrees as follows:
1. Additional Guarantor shall be a Guarantor for purposes of the Credit Agreement, effective from the date hereof, and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement applicable to Guarantors (including all waivers, releases, indemnifications and submissions set forth therein), all of which terms are incorporated herein by reference, as if Additional Guarantor were a signatory party thereto; and, accordingly, Additional Guarantor hereby, jointly and severally with the other Guarantors party to the Credit Agreement, unconditionally and irrevocably guarantees the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of the Guaranteed Obligations, and further agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by any Lender in enforcing any rights under the Subsidiary Guarantee, in all respects upon the terms set forth in the Credit Agreement. Notwithstanding anything contained herein or in the Subsidiary Guarantee to the contrary, the obligations of the Additional Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.
2. From and after the date hereof, all references to the “Guarantors,” or each individual “Guarantor,” in the Credit Agreement shall be deemed to include Additional Guarantor, in addition to the other Guarantors, as if Additional Guarantor were a signatory party thereto. In addition, all references to [“Required Guarantors”] [“Elective Guarantors”] in the Credit Agreement shall be deemed to include Additional Guarantor (which references may change after the date hereof in accordance with the terms of the Credit Agreement).
3. Additional Guarantor hereby represents and confirms that the representations and warranties of the Guarantors set forth in the Credit Agreement are true and correct in all material respects with respect to Additional Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.
4. This Guarantee Joinder and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Acceptance and notice of acceptance hereof are hereby waived in all respects.
5. This Guarantee Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee Joinder shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Additional Guarantor and the Administrative Agent. Delivery of an executed signature page to this Guarantee Joinder by facsimile transmission or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually signed counterpart hereof.
6. This Guarantee Joinder is a Loan Document.
7. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature.
8. This Guarantee Joinder and the Credit Agreement set forth the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all previous understandings, written or oral, with respect thereto.
[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guarantee Joinder to be duly executed and delivered by its officer thereunto duly authorized as of the date first set forth above.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:
Address for Notices:

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:
BANK OF MONTREAL,
as Administrative Agent
By_________________________________
Name:
Title:

EXHIBIT G-1
[FORM OF] U.S. TAX CERTIFICATE
(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March [__], 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66 Partners LP, a Delaware limited partnership (the “Borrower”), Phillips 66 Partners Holdings LLC, a Delaware limited liability company, the several banks and financial institutions from time to time parties thereto, and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[__]

EXHIBIT G-2
[FORM OF] U.S. TAX CERTIFICATE
(For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March [__], 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66 Partners LP, a Delaware limited partnership (the “Borrower”), Phillips 66 Partners Holdings LLC, a Delaware limited liability company, the several banks and financial institutions from time to time parties thereto, and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[__]

EXHIBIT G-3
[FORM OF ] U.S. TAX CERTIFICATE
(For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March [__], 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66 Partners LP, a Delaware limited partnership (the “Borrower”), Phillips 66 Partners Holdings LLC, a Delaware limited liability company, the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[__]

EXHIBIT G-4
[FORM OF] U.S. TAX CERTIFICATE
(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March [__], 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66 Partners LP, a Delaware limited partnership (the “Borrower”), Phillips 66 Partners Holdings LLC, a Delaware limited liability company, the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[__]

HOU:3943078.7